UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ◻

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◻Preliminary Proxy Statement

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⌧Definitive Proxy Statement

◻Definitive Additional Materials

◻Soliciting Material under §240.14a-12

Republic Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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◻Fee paid previously with preliminary materials.

◻Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2023 PROXY STATEMENT &
NOTICE OF ANNUAL MEETING

Thursday, April 20, 2023 10:00 A.M., EDT

Republic Bank Building, Lower Level
9600 Brownsboro Road
Louisville, Kentucky 40241

Awards & Recognition

The 2022 American Bankers Association Foundation Community Commitment Award

Just seven banks across the U.S. were honored with Community Commitment Awards by the American Bankers Association (the “ABA”) Foundation. The ABA is the preeminent voice of the nation’s $23.7 trillion banking industry.

Republic’s initiative uniting nine community banks to complete funding for the Louisville Urban League’s Norton Healthcare Sports and Learning Center was recognized by the ABA as an example for banks nationwide of how to make a difference in their communities.

The ABA Foundation’s executive director said, “It’s wonderful to see an organization identify a need within its community and immediately get to work. We applaud Republic for its unwavering commitment to community and hope others throughout the industry will be inspired to give back and drive community change.”

Newsweek’s Best Banks in America 2022

Newsweek named Republic Bank one of America's Best Banks for 2022, as the Best Bank in Kentucky with assets up to $10 billion. Newsweek reviewed more than 50 key factors of a financial institution to determine their ranking, including overall health of the bank, customer service performance and features, digital and branch presence, account and loan options, interest rate offerings, and fees.

2022 Best Places to Work in Kentucky

Republic Bank was named one of the Best Places to Work in Kentucky for the sixth year in a row. This program was developed to identify and recognize Kentucky businesses that represent the ideal workplace environment through dedication and creativity.

Louisville Business First 2022 Business Impact Award

For the third year in a row, Republic Bank was honored by the American City Business Journal’s Louisville publication with their Business Impact Award. The award recognizes companies that further racial justice and equality in their community, and Republic was selected based on the impact of its Community Loan Fund. The Republic Community Loan Fund helps meet the needs of members of our communities who have had inadequate access to financial capital in the past.

MESSAGE FROM THE EXECUTIVE CHAIR

March 10, 2023

Dear Fellow Shareholders,

You are cordially invited to attend the 2023 Annual Meeting of Shareholders of Republic Bancorp, Inc. (“Republic”) (the “Annual Meeting”). This Annual Meeting will be held at our Springhurst location, 9600 Brownsboro Road, Louisville, Kentucky 40241 on Thursday, April 20, 2023, at 10:00 am. Eastern Daylight Time.

The attached Notice of Meeting and Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials you received in the mail, describe the formal business to be conducted at the Annual Meeting, and members of our Board of Directors and executive officers will be present at the Annual Meeting to respond to questions that our shareholders may have.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways shareholders connect with information about Republic and believe that providing our proxy materials over the Internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting.

Our Board of Directors has determined that the proposals to be considered at the Annual Meeting, as described in the attached Notice of Meeting and Proxy Statement, as well as in the Notice of Internet Availability of Proxy Materials, are in the best interests of Republic and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you vote:

●	“FOR” the election of each of the 16 director nominees named in this Proxy Statement;
●	“FOR” the non-binding advisory approval of the compensation of our named executive officers;
●	“FOR” “EVERY TWO YEARS” as it relates to the frequency of holding future non-binding advisory votes on the compensation of our named executive officers; and
●	“FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Whether or not you plan to attend the Annual Meeting, please vote and submit your proxy as soon as possible via the Internet, by telephone, or, if you have requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. Your vote is important.

On behalf of the Board of Directors and the officers and associates of Republic, I would like to take this opportunity to thank our shareholders for your continued support.

Chairman of the Board of Directors
By Order of the Board of Directors, Steven E. Trager Executive Chair and Chief Executive Officer Republic Bancorp, Inc.

NOTICE OF ANNUAL MEETING

To Our Shareholders:

You are cordially invited to attend the 2023 Annual Meeting (the “Annual Meeting”) of Shareholders of Republic Bancorp, Inc. (the “Company”). The following are details for the meeting:

Date Thursday April 20, 2023	Time 10:00 a.m. EDT

9600 Brownsboro Road Louisville, Kentucky 40241
Place Republic Bank Building, Lower Level 9600 Brownsboro Road Louisville, Kentucky 40241	Record Date The close of business on February 10, 2023

Agenda Item	Board Recommendation	Read More
Proposal 1 To elect 16 directors	FOR each director nominee	Page 15
Proposal 2 To hold a non-binding advisory vote on the compensation of the Company’s named executive officers	FOR this proposal	Page 69
Proposal 3 To hold a non-binding advisory vote on the frequency of holding future non-binding advisory votes on the compensation of the Company’s named executive officers	FOR EVERY TWO YEARS	Page 70
Proposal 4 To ratify the appointment of Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR this proposal	Page 71
To transact such other business as may properly come before the Annual Meeting or any other adjournments or postponements thereof.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our common shareholders instead of paper copies of our proxy statement and our annual report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how common shareholders can receive a paper copy of our proxy materials, including the proxy statement, our 2022 Annual Report to Shareholders and proxy card.

Your vote is important. For holders of Class A or Class B common stock, whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible. Promptly voting will help ensure that the greatest number of common shareholders are present whether in person or by proxy. You may vote in person at the Annual Meeting, over the Internet, by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. Please review the instructions with respect to each of your voting options described in the proxy statement and the Notice.

Internet Go to www.investorvote.com/RBCAA	Mail Proxy Services c/o Computershare Investor Services PO Box 43101 Providence, RI 02040-5067

9600 Brownsboro Road Louisville, Kentucky 40241
In Person Attend the annual meeting and cast your vote in person	Phone Call toll free 1-800-652-VOTE (8683)

Chairman of the Board of Directors	The proxy statement and annual report to shareholders are available online at www.investorvote.com/RBCAA.
Very truly yours, Christy A. Ames Secretary, Republic Bancorp, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 20, 2023.

The proxy statement and annual report to shareholders are available online at www.investorvote.com/RBCAA.

This proxy statement, notice of annual meeting, and form of proxy are first being mailed or made available to shareholders on or about March 11, 2022. As used in this document, the terms “Republic,” the “Company,” “we,” and “our” refer to Republic Bancorp, Inc., a Kentucky corporation.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc. (the “Company” or “Republic”). The proxies will be voted at the 2023 Annual Meeting of Shareholders (“Annual Meeting”) of Republic on April 20, 2023 and at any adjournments or postponements thereof of the Annual Meeting.

The close of business on February 10, 2023 is the record date (the “Record Date”) for the determination of common shareholders entitled to notice of, and to vote at, the Annual Meeting. We first mailed the Notice of Internet Availability of Proxy Materials to our common shareholders on or about March 10, 2023. As used in this document, the terms “Republic,” the “Company,” “we,” and “our” refer to Republic Bancorp, Inc., a Kentucky corporation.

PROXY SUMMARY

This proxy statement summary highlights information about Republic Bancorp, Inc. and certain information contained elsewhere in this proxy statement, which has been prepared in connection with the Annual Meeting. This summary does not contain all the information that you should consider in voting your shares. You should read the entire Proxy Statement carefully before voting.

About Republic

Republic is a financial holding company headquartered in Louisville, Kentucky. Republic Bank & Trust Company (“Republic Bank” or the “Bank”) is a Kentucky-based, state-chartered nonmember financial institution that provides both traditional and non-traditional banking products. The Bank is a wholly owned subsidiary of the Company.

Republic Bank offers its clients deposit products, including savings, checking, and money market accounts; IRAs; and CDs. The Bank originates residential mortgage loans, home equity loans and lines, and consumer loans, as well as commercial real estate loans, C&I loans, business loans and lines of credit, equipment leasing, and warehouse lines of credit. The Bank also offers personal and business online banking at www.republicbank.com, and mobile banking on its mobile apps for iOS and Android.

Republic Bank Banking Center Locations

As of December 31, 2022, the Bank had 42 full-service banking centers throughout five states: 28 banking centers in eight Kentucky communities – Covington, Crestview Hills, Florence, Georgetown, Lexington, Louisville, Shelbyville, and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville, and New Albany; seven banking centers in six Florida communities (Tampa MSA) – Largo, New Port Richey, St. Petersburg, Seminole, Tampa, and Temple Terrace; two banking centers in two Tennessee communities (Nashville MSA) – Cool Springs and Green Hills; and two banking centers in two Ohio communities (Cincinnati MSA) – Norwood and West Chester.

2023 PROXY STATEMENT	1

In addition to full-service banking services offered in the Bank’s retail footprint, Republic also provides mortgage banking services and financial products to customers in select states across the U.S. Some financial products are offered also through the Company’s Republic Processing Group (“RPG”). Sponsorship of prepaid card products, small dollar credit programs, and payment processing are areas of the fintech ecosystem where RPG is active.

As of December 31, 2022, Republic had total assets of $5.8 billion, total deposits of $4.5 billion, and total shareholders’ equity of $857 million. Republic’s executive offices are located at 601 West Market Street, Louisville, Kentucky 40202.

Our Values

Republic’s values are built upon making an IMPACT for our clients, our associates, and the communities we serve. IMPACT is an acronym for the actions we do to fulfill our purpose.

I	M	P	A	C	T
Innovate for the Future	Make it Easy	Provide Exceptional Service	Acknowledge & Celebrate Success	Commit to Caring	Thrive Together

Our Beliefs

Our beliefs guide our actions to deliver on our purpose.

We believe everyone needs to be able to easily access the financial services they need to achieve their goals.	We believe in taking care of our associates and making it easier for them to take care of our clients.

We believe in helping our communities more easily create equitable, inclusive, diverse, and sustainable environments.	We believe the Company must be successful to more easily allow us to act on these other beliefs.

2	Republic Bancorp, Inc.

Our Purpose: Republic Bank exists to enable our clients, Company, associates, and the communities we serve to thrive.

Our Clients

Since its founding over 40 years ago, Republic has had an unwavering focus on customer service and satisfaction.

The Net Promoter Score (“NPS”) is one of the most widely used measures of customer satisfaction, utilized by hundreds of leading U.S. companies. Republic’s most recent NPS score, measured in September 2022, was 44.2, nearly double the average NPS score for all banks measured in Q3 20221. As important, this was a 16% increase from our prior survey, showing the results of our constant efforts to provide industry-leading customer service.

Expanding Republic’s client base to communities that have been historically marginalized continues to be a priority for Republic. The Bank’s Community Loan Fund, launched in 2020 during the pandemic and the height of racial tensions in Louisville, Kentucky and beyond, has provided small business clients over $3 million in funding and has promoted business development, expanded services, and job creation in low-to-moderate income communities.

1Qualtrics XM Institute Q3 2022 Consumer Benchmark Study. The score is not a percentage, but a figure resulting from a formula that weighs satisfied, neutral, and dissatisfied customers.

Our Company

Governance is an essential element of ensuring the Company, and our clients, associates and communities thrive.

●	Board Diversity – Each of the Republic Board of Directors (the “Board” or the “Board of Directors”) and the Republic Bank Board of Directors is a diverse group of esteemed professionals across a variety of industries. Their direction, advice, and voices represent broad viewpoints.

●	Fraud & Cybersecurity – The Company invests significant resources to prevent and combat fraud and cybersecurity issues, including robust processes and tools, annual associate and Board training and awareness, and regular assessments of our practices reported to the Board.

●	Ethics Hotline – Republic has established an independent hotline available 24 hours/day and 365 days/year for the anonymous reporting of ethics and compliance issues in such areas as discrimination, criminal misconduct, and security. Findings are investigated and reported to the Audit Committee of the Board.

●	Training – All associates are required to take specific functional, regulatory, and governance-related training. Talent Development assigns and monitors completion of these trainings.

●	Vendor Management – Republic’s processes provide end-to-end oversight of vendor partnerships, from the evaluation of potential vendors, including intentional practices to expand the diversity of the Company’s vendors, to the regular review of contracted vendors, and through to a vendor contract’s termination.

Our Associates

We are taking significant actions to grow a more inclusive and diverse workplace through education, mentorship, and recruiting.

2023 PROXY STATEMENT	3

Republic Bank facilitates Business Resource Groups (“BRGs”) for its associates to foster inclusive and diverse education and learning opportunities, recruitment, and advice for Bank leadership on how the Bank conducts day-to-day and long-term business. Currently, there are six BRGs, with active participation and self-leadership by associates who identify, or ally, with the group. The BRGs include Conexion (Hispanic), Nia (Black), Pride (LGBTQ+), Women, Veterans, and Caregivers.

In addition to health benefits including medical, dental, vision and Teladoc services, the Bank helps its associates thrive with programs including hybrid and work-from-home opportunities; a 401(k) plan; an Employee Stock Purchase Plan providing discounted opportunities to share in Company ownership; college tuition reimbursement; and an Employee Assistance Program for individual and family mental health, wellness, and limited legal support.

Key to the Bank’s continued improvement and success are formal and informal listening programs such as the below that allow leadership to learn from associates at all levels – those who are closest to our clients, to their fellow associates, and to our communities.

●	An annual anonymous associate engagement survey has 95% employee participation and guides leadership on key planning and decision making.
●	A CEO Council consisting of associates from throughout the organization meets regularly with our top executives and provides insight and ideas.
●	A “Suggestions to the CEO” e-mail mailbox provides daily opportunities for associates at all levels to share their ideas.
●	An anonymous Ethics and Compliance Hotline, facilitated by a third party, provides a platform for associates to report issues and concerns.

Our Communities

Republic recognizes the importance of making a lasting IMPACT, and that starts by strengthening the communities in which we live and work. As an organization, we devote time and funding to help support and build a foundation for the future.

●	In the last three years, over $7.4 million has been donated to more than 700 service organizations, and Bank associates have performed more than 21,000 hours of volunteer service in our communities.
●	During the same period, the Bank has made more than $700 million in mortgage loans to low- and moderate-income families and community development loans for affordable housing, community services, and revitalization of underserved communities.

2022 was the Bank’s 40th anniversary, and to celebrate, the Bank created a special concentrated period of “40 Acts of Service” with hundreds of Republic associates volunteering their time to help the Bank’s communities thrive.

4	Republic Bancorp, Inc.

Annual Meeting

5BWHEN Thursday, April 20, 2023 10:00 a.m. EDT	Where Republic Bank Building, Lower Level 9600 Brownsboro Road Louisville, Kentucky 40241	7RECORD DATE February 10, 2023

Voting Guide

Proposal 1: Election of 16 Directors (see page 15)

The Board of Directors believes that each of these nominees brings a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE

Proposal 2: NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (Say ON PAY) (see page 69)

The Board of Directors believes that our compensation policies and practices are effective in rewarding executives for job performance and motivating our named executive officers to achieve our collective goals as an organization.

OUR BOARD RECOMMENDS A VOTE FOR PROPOSAL

WJE
Proposal 3: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF HOLDING NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (Say WHEN on Pay) (see page 70)

The Board of Directors believes that shareholders should continue to have an advisory vote providing their input on named executive officers’ pay every two years.	OUR BOARD RECOMMENDS A VOTE FOR EVERY TWO YEARS

Proposal 4: Ratification of Independent Registered Public Accounting Firm (see page 71)

The Audit Committee has selected Crowe LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and is asking shareholders to ratify this selection.

OUR BOARD RECOMMENDS A VOTE FOR PROPOSAL

2023 PROXY STATEMENT	5

Snapshot of Board Nominees

			Committee Membership			Other Public
Name Age, Director Since	Primary Occupation	Independent	Audit	Compensation	Nominating	Company Boards
David P. Feaster 69, 2020 (Company); 2019 (Bank)	Retired, Consultant to Republic Bank & Trust Company
Jennifer N. Green 38, 2022 (Company and Bank)	Vice President, Global Mergers & Acquisitions of YUM! Brands
Heather V. Howell 49, 2020 (Company); 2015 (Bank)	Director of Global Innovation and Trademark Development for the Jack Daniel Brands, Brown-Forman Corporation
Timothy S. Huval 56, 2022 (Company and Bank)	Chief Administrative Officer of Humana, Inc.
Ernest W. Marshall, Jr. 54, 2020 (Company); 2017 (Bank)	Executive Vice President and Chief Human Resources Officer of Eaton Corporation
W. Patrick Mulloy, II 69, 2020 (Company); 2012 (Bank)	Of Counsel, Wyatt, Tarrant & Combs
George Nichols III 62, 2021 (Company); 2020 (Bank)	President and Chief Executive Officer of The American College of Financial Services
W. Kennett Oyler, III 64, 2020 (Company); 2008 (Bank)	CEO of OPM Services, Inc. a Financial Services and Investment Firm
Logan M. Pichel 58, 2021 (Company and Bank)	President and CEO of Republic Bank & Trust Company
Vidya Ravichandran 50, N/A (new 2023 nominee to both Company and Bank boards of directors)	CEO of GlowTouch, LLC, a Business Process Outsourcing Provider for Customer Care and Technology Services
Michael T. Rust 71, 2007 (Company); 2001-2007 and 2020 (Bank)	Retired, President of the Kentucky Hospital Association
Susan Stout Tamme 71, 2003 (Company); 1999-2003 and 2020 (Bank)	Retired, President of Baptist Health Collaborations
A. Scott Trager 70, 1990 (Company and Bank)	President of Republic Bancorp, Inc. and Vice Chair of Republic Bank & Trust Company
Steven E. Trager, 62, 1988 (Company and Bank)	Executive Chair & CEO of Republic Bancorp, Inc. and Executive Chair of Republic Bank & Trust Company

6	Republic Bancorp, Inc.

			Committee Membership			Other Public
Name Age, Director Since	Primary Occupation	Independent	Audit	Compensation	Nominating	Company Boards
Andrew Trager-Kusman 36, 2019 (Company); 2020 (Bank)	Senior Vice President, Chief Strategy Officer of Republic Bank & Trust Company
Mark A. Vogt 54, 2016 (Company); 2012-2016 and 2020 (Bank)	CEO of Galen College of Nursing

Independent	Committee Chairperson	Committee Member

2023 PROXY STATEMENT	7

Financial Performance Highlights at Fiscal Year End

net income	diluted eps PER CLASS A COMMON STOCK	TRADITIONAL BANK LOAN balances
$91.1M	$4.59	$3.9B
4% increase YoY	7% increase YoY	10% increase YoY

2021 Say-On-Pay Results

99%

Compensation Highlights

In 2022, the Company designed its compensation program to establish and maintain suitable financial compensation and rewards for job performance that focused primarily on whether the Company’s profit objectives had been substantially met. The Company’s Say-on-Pay results continued to affirm the Company is making sound decisions relative to its executive compensation and performance.

What we do	what we do not do

●Compensation mix designed to link pay to job, business unit, and Company performance
●Goals assigned to certain executive officers in the primary areas of loan and deposit growth, loan loss control, risk management, regulatory control, customer service, product development, and operations
●Maintain stock ownership requirements for executive officers and directors
●Dedicate significant time each year to robust executive succession planning and leadership development

●Offer employment agreements to our executive officers
●Provide gross-up payments to cover excess parachute payment excise taxes for executive officers
●Allow margin, derivative or speculative transactions with our Company stock, such as hedges, pledges and margin accounts, by executive officers and directors

2022 PERFORMANCE-BASED COMPENSATION

8	Republic Bancorp, Inc.

VOTING

Record Date. You are entitled to notice of and to vote at the Annual Meeting if you held of record shares of our Class A Common Stock or Class B Common Stock at the close of business on February 10, 2023. On that date, 17,596,420 shares of Class A Common Stock and 2,159,495 shares of Class B Common Stock were issued and outstanding for purposes of the Annual Meeting.

Voting Rights. Each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to ten (10) votes. Based on the number of shares outstanding as of the record date, the shares of Class A Common Stock are entitled to an aggregate of 17,596,420 votes, and the shares of Class B Common Stock are entitled to an aggregate of 21,594,950 votes at the Annual Meeting.

Voting by Proxy. If you received the Notice of Internet Availability of Proxy Materials, you may follow the instructions on that notice to access the proxy materials and download the proxy and vote online via the Internet. If you request a paper or electronic copy of the proxy materials, the proxy will be mailed or e-mailed to you along with the other proxy materials. If you received a paper copy of this proxy statement, the proxy card is enclosed. If a proxy card is properly executed, returned to Republic and not revoked, the shares represented by the proxy card will be voted in accordance with the instructions set forth on the proxy card. If no instructions are given, the shares represented will be voted (i) “For” each of the Board of Director nominees named in this proxy statement, (ii) “For” the approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement, (iii) “For” the option of “Every Two Years” as the frequency with which shareholders are provided an advisory vote on the compensation of its Named Executive Officers included in the Company’s proxy statement, and (iv) “For” the ratification of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. For participants in the Republic Bancorp, Inc. 401(k) Retirement Plan (the “Plan”), the Plan Trustee shall vote the shares for which it has not received voting direction from the Plan participants utilizing the same voting percentages derived from the Plan participants who did direct how their shares are to be voted.

The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the proxy, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the Annual Meeting and any adjournment or postponement thereof and will vote the proxies in accordance with the recommendations of the Board of Directors.

You may attend the Annual Meeting even though you have executed a proxy. You may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Secretary of Republic, by delivering a subsequent dated proxy, by voting by telephone or online through the Internet on a later date, or by attending the Annual Meeting and voting in person.

Quorum and Voting Requirements and Counting Votes. The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A Common Stock and the Class B Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as being present or represented at the Annual Meeting for the purpose of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner is otherwise present by proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

The affirmative vote of a plurality of the votes duly cast is required for the election of each director. Regarding Proposal 3, Non-Binding Advisory Vote on the Frequency of Holding Non-Binding Advisory Votes on the Compensation of our Named Executive Officers, the option that receives the highest number of votes will be deemed to have been selected by shareholders. All other matters presented at the Annual Meeting will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate and will have no impact on the outcome of any matter except for quorum purposes.

2023 PROXY STATEMENT	9

SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic common stock as of February 10, 2023, based on information available to the Company. On that date, 17,596,420 shares of Class A Common Stock and 2,159,495 shares of Class B Common Stock were issued and outstanding. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed “Class A Common Stock” does not reflect the shares of Class A Common Stock issuable upon conversion of Class B Common Stock. Information is included for:

(1)	persons or entities who own more than 5% of the Class A Common Stock or Class B Common Stock outstanding;
(2)	all Directors and Director nominees (“Director Nominees”);
(3)	the Executive Chair and Chief Executive Officer (“Chair/CEO”), the Chief Financial Officer (“CFO”), and three other executive officers of Republic, including its subsidiary Republic Bank, who earned the highest total compensation payout during 2022 (collectively, with the Chair/CEO and CFO, the “Named Executive Officers” or “NEOs”); and
(4)	all executive officers (“Executive Officers”), Directors and Director Nominees of Republic and Republic Bank as a group.

Except as otherwise noted, Republic believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person. The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the U.S. Securities and Exchange Commission (the “SEC”) governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of February 10, 2023. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Included in the amount of common stock beneficially owned are shares of common stock underlying options and other derivative securities that are currently exercisable or will become exercisable within 60 days of February 10, 2023. Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all options and other derivative securities to acquire shares of our common stock held by such person that are currently exercisable or exercisable within 60 days of February 10, 2023. The ownership percentage of all executive officers and directors, as a group, assumes that all 25 persons, but no other persons, exercise all options and other derivative securities to acquire shares of our common stock held by such persons that are currently exercisable or exercisable within 60 days of February 10, 2023. Unless otherwise indicated, the mailing address for each beneficial owner is c/o Republic Bancorp, Inc., 601 West Market Street, Louisville, Kentucky, 40202. If applicable, fractional shares are rounded to the closest whole number.

10	Republic Bancorp, Inc.

Executive Officers, Directors, and Director Nominees as a group (collectively 25 persons) beneficially own 73% of the combined voting power of the Class A and Class B Common Stock, which represents 55% of the total number of shares of Class A and Class B Common Stock outstanding as of February 10, 2023 as detailed below:

							Class A and Class B Common
	Class A Common Stock			Class B Common Stock			Stock Combined
Name	Shares		Percent	Shares		Percent	Shares		Percent
Five Percent Shareholders:

Steven E. Trager	8,399,127	(1)	47.7%	1,940,091	(2)	89.8%	10,339,218	(1)(2)	52.3%
601 West Market Street
Louisville, Kentucky 40202

Trager Trust of 2012	7,915,343	(3)	45.0	1,921,862	(4)	89.0	9,837,205	(3)(4)	49.8
601 West Market Street
Louisville, Kentucky 40202

A. Scott Trager	8,226,790	(5)	46.7	1,923,916	(6)	89.1	10,150,706	(5)(6)	51.4
601 West Market Street
Louisville, Kentucky 40202

Sheldon G. Gilman	7,967,617	(7)	45.3	1,921,862	(8)	89.0	9,889,479	(7)(8)	50.1
3513 Winterberry Cir
Louisville, Kentucky 40207

Teebank Family	7,165,276		40.7	1,753,796		81.2	8,919,072		45.1
Limited Partnership (9)
601 West Market Street
Louisville, Kentucky 40202

Jaytee Properties	750,067		4.3	168,066		7.8	918,133		4.6
Limited Partnership (9)
601 West Market Street
Louisville, Kentucky 40202
Directors, Nominees, and
Named Executive Officers:

David P. Feaster	2,334	(10)	*	—		*	2,334	(10)	*
Jennifer N. Green	—	(11)	*	—		*	—	(11)	*
Heather V. Howell	375	(12)	*	—		*	375	(12)	*
Timothy S. Huval	—	(13)	*	—		*	—	(13)	*
Ernest W. Marshall, Jr.	179	(14)	*	—		*	179	(14)	*
W. Patrick Mulloy, II	16,636	(15)	*	—		*	16,636	(15)	*
George Nichols, III	496	(16)	*	—		*	496	(16)	*
W. Kennett Oyler, III	1,116	(17)	*	—		*	1,116	(17)	*
Vidya Ravichandran	—		*	—		*	—		*
Michael T. Rust	3,358	(18)	*	—		*	3,358	(18)	*
Susan Stout Tamme	12,590	(19)	*	—		*	12,590	(19)	*
Andrew Trager-Kusman	1,001	(20)	*	—		*	1,001	(20)	*
Mark A. Vogt	17,391	(21)	*	—		*	17,391	(21)	*
William R. Nelson	24,616	(22)	*	—		*	24,616	(22)	*
Logan M. Pichel	20,862	(23)	*	—		*	20,862	(23)	*
John T. Rippy	18,167	(24)	*	—		*	18,167	(24)	*
Kevin D. Sipes	78,231	(25)	*	—		*	78,231	(25)	*
A. Scott Trager	8,226,790	(5)	46.7	1,921,862	(6)	89.1	10,150,706	(5)(6)	51.4
Steven E. Trager	8,399,127	(1)	47.7	1,940,091	(2)	89.8	10,339,218	(1)(2)	52.3
Directors. Nominees and All
Executive Officers (25 persons):	9,025,920	(26)	51.3%	1,942,145	(26)	89.9%	10,968,065	(26)	55.5%

*Represents less than 1% of total

2023 PROXY STATEMENT	11

(1)	Includes 7,165,276 shares held of record by Teebank Family Limited Partnership (“Teebank”) and 750,067 shares held of record by Jaytee Properties Limited Partnership (“Jaytee”). With respect to Teebank and Jaytee, Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each of these limited partnerships. Steven E. Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Trusts for the benefit of, among others, Steven E. Trager’s two children, are limited partners of both Teebank and Jaytee. Includes 7,478 shares held by Steven E. Trager’s spouse, Amy Trager. Includes 382,945 shares held of record by the Trager Family Foundation Trust, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code. Steven E. Trager shares voting and investment power over these shares with Jean S. Trager, Shelley Trager, and Amy Trager. Also includes 12,085 shares held by Steven E. Trager in Republic’s 401(k) plan.
(2)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each of these limited partnerships. Steven E. Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Trusts for the benefit of, among others, Steven E. Trager’s two children are limited partners of both Teebank and Jaytee. Also includes 1,215 shares held by Steven E. Trager in Republic’s 401(k) plan.
(3)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. With respect to Teebank and Jaytee, Trager Trust of 2012, of which Steven E. Trager is trustee, is a co-general partner and a limited partner of each of those limited partnerships.
(4)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Trager Trust of 2012, of which Steven E. Trager is trustee, is a co-general and a limited partner of each of those limited partnerships.
(5)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee. A. Scott Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Includes 60,420 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary. Also includes 48,227 shares held by A. Scott Trager in Republic’s 401(k) Plan.
(6)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee. A. Scott Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Includes 2,054 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary.
(7)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. Sheldon G. Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee. Sheldon G. Gilman shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Also includes 39,307 shares held by Sheldon G. Gilman’s spouse.
(8)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. Sheldon G. Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee. Sheldon G. Gilman shares voting authority of both Teebank and Jaytee as a member of each partnership’s voting committee.
(9)	Teebank and Jaytee are limited partnerships, the limited partners of which include A. Scott Trager, Andrew Trager-Kusman, and trusts for which each of Steven E. Trager and Sheldon G. Gilman serve as trustees. Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each partnership. Teebank and Jaytee each have voting committees comprised of Steven E. Trager, A. Scott Trager, and Sheldon G. Gilman. These committees direct the voting of the shares held by Teebank and Jaytee. Teebank has a total of 2,201,017 units outstanding, and Jaytee has a total of 2,000,000 units outstanding. The following table

12	Republic Bancorp, Inc.

provides information about the units of Teebank and Jaytee beneficially owned by Directors, Director Nominees, Executive Officers, and 5% shareholders of Republic:

	Number of		Percent of Jaytee	Number of		Percent of Teebank
Name	Jaytee Units		Units Outstanding	Teebank Units		Units Outstanding
Trager Trust of 2012	32,284	(a)	1.6%	200,442	(c)	9.1%
Steven E. Trager	1,548,297	(b)	77.4%	1,596,496	(d)	72.5%
A. Scott Trager	5,293		* %	5,293		* %
Andrew Trager-Kusman	28,978		1.4%	80,666	(e)	3.7%
Sheldon G. Gilman, Trustee	44,050		2.2%	156,608		7.1%

*Represents less than 1% of total

(a)	Includes 20,000 general partner units and 12,284 limited partner units held by the Trager Trust of 2012, of which Steven E. Trager is trustee.
(b)	Includes 20,000 general partner units and 268,130 limited partner units held in a revocable trust and 20,000 general partner units and 12,284 limited partner units held by the Trager Trust of 2012, both of which Steven E. Trager is trustee. Also includes 1,227,883 limited partner units held in trusts for family members, of which Steven E. Trager is trustee.
(c)	Includes 20,000 general partner units and 180,442 limited partner units held by the Trager Trust of 2012, of which Steven E. Trager is trustee.
(d)	Includes 20,001 general partner units and 36,905 limited partner units held in a revocable trust and 20,000 general partner units and 180,442 limited partner units held by the Trager Trust of 2012, both of which Steven E. Trager is trustee. Also includes 1,222,784 limited partner units held in trusts for family members, of which Steven E. Trager is trustee. Also includes 116,364 limited partner units held in an irrevocable trust of which Steven E. Trager’s spouse is co-trustee.
(e)	Includes 54,545 limited partner units held in an irrevocable trust for Andrew Trager-Kusman’s mother of which Andrew Trager-Kusman is co-trustee.
(10)	Does not include 2,561 shares issuable beyond 60 days of February 10, 2023 to David P. Feaster upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(11)	Does not include 586 shares issuable beyond 60 days of February 10, 2023 to Jennifer N. Green upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(12)	Does not include 6,279 shares issuable beyond 60 days of February 10, 2023 to Heather V. Howell upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(13)	Does not include 586 shares issuable beyond 60 days of February 10, 2023 to Timothy S. Huval upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(14)	Does not include 3,944 shares issuable beyond 60 days of February 10, 2023 to Ernest W. Marshall, Jr. upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(15)	Includes 15,510 shares held jointly by W. Patrick Mulloy, II with his spouse. W. Patrick Mulloy, II shares investment and voting power over these shares. Does not include 6,573 shares issuable beyond 60 days of February 10, 2023 to W. Patrick Mulloy, II upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

2023 PROXY STATEMENT	13

(16)	Does not include 2,764 shares issuable beyond 60 days of February 10, 2023 to George Nichols, III upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(17)	Does not include 914 shares issuable beyond 60 days of February 10, 2023 to W. Kennett Oyler, III upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(18)	Includes 2,045 shares held jointly by Michael T. Rust with his spouse. Michael T. Rust shares investment and voting power over these shares. Does not include 16,803 shares issuable beyond 60 days of February 10, 2023 to Michael T. Rust upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(19)	Does not include 9,455 shares issuable beyond 60 days of February 10, 2023 to Susan Stout Tamme upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(20)	Includes 1,000 shares for stock options held by Andrew Trager-Kusman that are exercisable within 60 days of February 10, 2023. Andrew Trager-Kusman owns Jaytee and Teebank limited partnership units, both individually and through various trusts, as disclosed in Footnote 9.
(21)	Includes 3,000 shares held jointly by Mark A. Vogt with his spouse. Mark A. Vogt shares investment and voting power over these shares. Also includes 10,000 shares held in a Delaware Trust. Does not include 8,211 shares issuable beyond 60 days of February 10, 2023 to Mark A. Vogt upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(22)	Includes voting rights for 3,000 restricted shares that vest 50% in March 2023 and 50% in March 2024. Also includes voting rights for 1,333 restricted shares that vest in December 2023 and 667 restricted shares that vest in December 2024. Does not include 2,897 shares issuable beyond 60 days of February 10, 2023 to William R. Nelson upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(23)	Includes 648 shares held by Logan M. Pichel in Republic’s 401(k) Plan. Also includes 678 shares held by Logan M. Pichel in Republic’s Employee Stock Purchase Plan. Includes voting rights for 8,272 restricted shares that vest in December 2023, 6,506 restricted shares that vest in December 2024, and 4,757 restricted shares that vest in December 2025. Does not include 1,967 shares issuable beyond 60 days of February 10, 2023 to Logan M. Pichel upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(24)	Includes 272 shares held by John T. Rippy in Republic’s Employee Stock Purchase Plan. Includes voting rights for 3,000 restricted shares that vest 50% in March 2023 and 50% in March 2024. Also includes voting rights for 1,333 restricted shares that vest in December 2023 and 667 restricted shares that vest in December 2024. Does not include 3,424 shares issuable beyond 60 days of February 10, 2023 to John T. Rippy upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(25)	Includes 3,954 shares held by Kevin D. Sipes in Republic’s 401(k) Plan. Includes voting rights for 3,000 restricted shares that vest 50% in March 2023 and 50% in March 2024. Also includes voting rights for 1,333 restricted shares that vest in December 2023 and 667 restricted shares that vest in December 2024. Does not include 3,422 shares issuable beyond 60 days of February 10, 2023 to Kevin D. Sipes upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(26)	Includes the shares as described above held by the Directors, Director Nominees, and NEOs, along with an additional 117,995 shares held by other Executive Officers.

14	Republic Bancorp, Inc.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Recommendation of Republic’s Board of Directors	The Board of Directors recommends that shareholders vote “FOR” all of the proposed Board of Director Nominees named in this proxy statement.

Republic’s Board of Directors is comprised of one class of Directors that is elected annually. Each Director serves a term of one (1) year until the next annual meeting and until his or her successor is duly elected or qualified. All of Republic’s current Directors were elected to a one (1) year term at the most recent Annual Meeting held on April 21, 2022.

Number of Directors

Republic’s Bylaws currently provide for not less than five (5) nor more than eighteen (18) Directors. In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of Directors to be elected at the 2023 Annual Meeting at sixteen (16).

Mandatory Retirement Age

72

Mandatory Retirement Age

The mandatory retirement age for a Director is seventy-two (72) years old, determined as of December 31 of the year preceding the election. No Director will retire from the Company Board at this annual meeting due to the mandatory retirement age.

2023 Director Nominees

The Nominating Committee of the Board of Directors (the “Nominating Committee”) and the Board of Directors have nominated the following Director Nominees for election:

▪ David P. Feaster ▪ Jennifer N. Green ▪ Heather V. Howell ▪ Timothy S. Huval ▪ Ernest W. Marshall, Jr. ▪ W. Patrick Mulloy, II ▪ George Nichols, III ▪ W. Kennett Oyler, III	▪ Logan M. Pichel ▪ Vidya Ravichandran ▪ Michael T. Rust ▪ Susan Stout Tamme ▪ A. Scott Trager ▪ Steven E. Trager ▪ Andrew Trager-Kusman ▪ Mark A. Vogt

All Director Nominees, except for Vidya Ravichandran, are current members of the Board of Directors of the Company and the Bank. The 2023 Director Nominees would serve a one (1) year term until the Company’s 2024 annual meeting of shareholders. The Company would like to thank Craig A. Greenberg for his 16 years of service as a Director for the Company and the Bank. Mr. Greenberg resigned as a Director of the Company and Bank as of December 31, 2022

2023 PROXY STATEMENT	15

after being elected mayor of the City of Louisville. Mr. Greenberg served as a Director of the Bank from 2006 to 2008 and from 2020 to December 31, 2022 and as a Director of the Company from 2008 to December 31, 2022.

2023 Independent Director Nominees

Non-employee Director Nominees Jennifer N. Green, Heather V. Howell, Timothy S. Huval, Ernest W. Marshall, Jr., W. Patrick Mulloy, II, George Nichols, III, W. Kennett Oyler, III, Vidya Ravichandran, Michael T. Rust, Susan Stout Tamme, and Mark A. Vogt would collectively comprise a majority of the Board of Directors, and the Board has determined that each is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards (“Independent Directors”). Director Nominee David P. Feaster, while a non-employee Director Nominee, retired from the Bank in 2019 and currently provides consulting services to the Bank. Accordingly, Mr. Feaster is not identified as an “independent director.” While the Company is a “controlled company” as defined under the NASDAQ rules and thus is entitled to an exemption from the majority independence rule, the Company has not elected this exemption for its 2023 election of Directors but reserves the right to claim this exemption in the future.

Director Nominee Availability

Neither the Nominating Committee nor the Board of Directors has reason to believe that any nominee for Director will not be available for election or to serve following election. However, if any of the Director Nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Nominating Committee or the Board of Directors may recommend.

Director Skills Matrix

	Accounting Financial Reporting	Banking Investment	Technology Cyber Security	Human Capital Management	Legal/ Compliance	CEO & Board Leadership	Environmental/ Social Responsibility	Mergers & Acquisitions
David P. Feaster
Jennifer N. Green
Heather V. Howell
Timothy S. Huval
Ernest W. Marshall, Jr.
W. Patrick Mulloy, II
George Nichols, III
W. Kennett Oyler, III
Logan M. Pichel
Vidya Ravichandran
Michael T. Rust
Susan Stout Tamme
A. Scott Trager
Steven E. Trager
Andrew Trager-Kusman
Mark A. Vogt

16	Republic Bancorp, Inc.

NASDAQ Board Diversity Rules and Matrix

The SEC approved NASDAQ’s Board Diversity Rules which require companies listed on the NASDAQ Global Select Market to have, or to explain why they do not have, at least one diverse director (as defined in Nasdaq Rule 5605(f)(1)) by December 31, 2023 and at least two diverse directors (including at least one woman and at least one member of an underrepresented community) by December 31, 2025. Additionally, effective August 8, 2022, NASDAQ companies are required to disclose on an annual basis directors’ voluntary, self-identified demographic information using a standardized board diversity matrix (“Board Diversity Matrix”), which may be disclosed in the company’s proxy statement.

The Company already satisfies NASDAQ’s Board Diversity Rule requirement having at least two diverse directors. In further compliance with the NASDAQ Board Diversity Rule, the Board Diversity Matrix below provides the self-identified demographic information for the Company’s Director Nominees as of January 8, 2023. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix

Total Number of Directors	16
					Did Not
		Female	Male	Non-Binary	Disclose Gender
Part I: Gender Identity
Directors		4	12	0	0
Part II: Demographic Background
African American or Black		1	2	0	0
Asian		1	0	0	0
White		2	10	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

2023 PROXY STATEMENT	17

Director Nominees’ Names and Principal Occupations for the Past Five Years

The following table details the indicated information for each Director Nominee, including service as a Director of the Company or its predecessors:

DAVID P. FEASTER	jennifer n. green
COMMITTEE: Loan Age: 69 Director of Republic since 2020 and Director of the Bank since 2019 Consultant, Republic Bank & Trust Company	COMMITTEE: Enterprise Risk and Community Reinvestment Act Age: 38 Director of Republic and Director of the Bank since 2022

KEY EXPERIENCE AND QUALIFICATIONS

●
Retired, consultant to the Bank since 2019.
●
Previously, having forty-seven years of banking experience, Florida Market President for the Bank (2016-2019); CEO, President, and Director of Cornerstone Community Bank (2009 – 2016, when Cornerstone merged with the Bank); founder, CEO, and President of Signature Bank in St. Petersburg, Florida (which merged into Whitney National Bank); Area President of Whitney National Bank after merger; an executive at a number of banks in Florida, including Sun Bank, Bank of America, C&S, and Northern Trust Bank.
●
Member of the Florida Bankers Association Board, former chair of the St. Petersburg Area Chamber of Commerce, former chair of All Children’s Hospital Board, and a member of the St. Petersburg College Banking School Board.

EDUCATION

●
University of Florida, Business Administration, with honors

REASON FOR NOMINATION

Based on Mr. Feaster’s experience as a Republic and Bank Board Director, his extensive banking experience, his significant community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Vice President, Global Mergers & Acquisitions for YUM! Brands, a global restaurant company that owns and operates the KFC, Pizza Hut, Taco Bell, and The Habit Burger Grill brands, since 2020.
●
Previously YUM! Brands’ Director of Transformation & Chief of Staff (2020-2021) and Director, Corporate Counsel (2016-2020); Vice President and Counsel, Corporate Secretary Americas for Credit Suisse (2014-2016); and attorney with Davis Polk & Wardwell LLP (2012 - 2014), with practice areas including Capital Markets, Mergers & Acquisitions, and Derivatives and Structured Products.
●
Member of the City of Louisville’s Civilian Review & Accountability Board (Board’s inaugural Chair) and the Greater Louisville Inc. Business Council to End Racism, and former board member for Stage One Family Theatre and Maryhurst.
●
Member of the New York Bar Association, the Kentucky Bar Association, the Charles W. Anderson, Jr. Chapter of the National Bar Association, and the Brandeis Inn of Court.

EDUCATION

●
Columbia Law School, Juris Doctor; Harlan Fiske Stone Scholar and Articles Editor of the Columbia Law Review
●
Harvard University, Bachelor of Arts in Government, and a French Language Citation

HONORS AND RECOGNITION

●
2021 On Deck Fellow
●
2019 Leadership Council on Legal Diversity Fellow
●
2017 graduate of Ignite Louisville

REASON FOR NOMINATION

Based on Ms. Green’s experience as a Republic and Bank Board Director, her managerial and business background, her educational and legal background, and her specific experience, qualifications, and attributes disclosed, the Board has determined that she should continue to serve as a Director.

18	Republic Bancorp, Inc.

HEATHER V. HOWELL	timothy s. huval
COMMITTEE: Nominating Age: 49 Director of Republic since 2020 and Director of the Bank since 2015	COMMITTEE: Audit Age: 56 Director of Republic and Director of the Bank since 2022

KEY EXPERIENCE AND QUALIFICATIONS

●
Director of Global Innovation and Trademark Development for the Jack Daniel’s Family of Brands, having been employed by Brown-Forman Corporation since 2015.
●
Previously CEO and Chief Tea Officer (2010-2015) of Rooibee Red Tea, launching Rooibee Roo in 2014, a line of ready-to-drink tea with less calories and sugar for children, a brand extension for Rooibee Red Tea.
●
Member of the Greater Louisville Project Board of Directors.

EDUCATION

●
Bellarmine University, Executive MBA
●
Eastern Kentucky University, Bachelor of Arts

HONORS AND RECOGNITION

●
2013 Ernst & Young E.D.G.E. Award
●
2014 Business First Enterprising Woman to Watch
●
Finalist in 2013 Business First Business Leader of the Year

REASON FOR NOMINATION

Based on Ms. Howell’s experience as a Republic and Bank Board Director, her education, her business and entrepreneurial experience, and her specific experience, qualifications, and attributes disclosed, the Board has determined that she should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Chief Administrative Officer (2019 - Present) and Chief Human Resources Officer (2013 - Present) of Humana, Inc.
●
Previously held a number of positions at Bank of America (2002-2013), including Human Resources Executive, Global Treasury Services/Technology Division; Senior Human Resources Executive, Global Wealth & Investment Management; Chief Information Officer, Global Wealth & Investment Management; Head of Operations, Credit Card Services; Head of Operations, Mortgage Business; and Senior Vice President, Consumer Service & Operations, and served in various roles at Gateway Computers (1997-2002), including Training and Development Manager, Global Operations; Sr. Manager, Human Resources; General Manager, Factory & Call Center; and Director, Human Resources, Global Operations & Consumer.
●
Advisory board member for MyCareGorithm, LLC.
●
Former member of the NASDAQ-listed Seacoast Banking Corporation board of directors (2016 - 2019).

EDUCATION

●
Brigham Young University, Master’s in Public Administration
●
Weber State University, Bachelor of Arts, Marketing
●
Salt Lake City Community College, Associate’s Degree; Honorary Doctor of Humane Letters

REASON FOR NOMINATION

As a member of the Audit Committee, Mr. Huval can read and understand basic financial statements, such as a balance sheet, income statement, and cash flow statement.

Based on Mr. Huval’s experience as a Republic and Bank Board Director, his financial experience, his managerial and banking background, his business and educational background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

2023 PROXY STATEMENT	19

eRNEST W. MARSHALL, JR.	W. PATRICK MULLOY, II
COMMITTEES: Compensation - Chair Nominating Age: 54 Director of Republic since 2020 and Director of the Bank since 2017	COMMITTEES: Enterprise Risk and Community Reinvestment Act Loan Age: 69 Director of Republic since 2020 and Director of the Bank since 2012

KEY EXPERIENCE AND QUALIFICATIONS

●
Executive Vice President and Chief Human Resources Officer at Eaton Corporation since 2018.
●
Vice President of Human Resources of GE Aviation at the General Electric Company (2013-2018).
●
Trustee for Bellarmine University and board member for Kindway and the Rock and Roll Hall of Fame.
●
Director for the NASDAQ-listed LSI Industries Inc. since August 16, 2022.

EDUCATION

●
Indiana University, Bloomington, MBA/Juris Doctor
●
Bellarmine University, Bachelor’s degree with a dual major in Accounting and Business Administration; including two semesters abroad at New College in Oxford, England

HONORS AND RECOGNITION

●
One of 2020’s Most Influential Black Executives in Corporate America, Savoy Magazine
●
’50 under 50’ feature, Black MBA Magazine
●
‘Top 40 under 40’ feature, Network Journal

REASON FOR NOMINATION

Based on Mr. Marshall’s experience as a Republic and Bank Board Director, his business experience and accomplishments, his extensive civic and community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Of Counsel with the law firm of Wyatt, Tarrant & Combs, LLP since 2022.
●
Previously Director and CEO of Sharps Compliance, Inc. (April 2022 – September 2022); Of Counsel with Wyatt, Tarrant & Combs, LLP (2018-2022); Chairman and CEO of Elmcroft Senior Living (2006-2018), a national provider of senior housing services; and President and CEO of two other senior housing companies, LifeTrust America, Inc., and Atria, Inc.; an attorney with the regional law firm of Greenebaum, Doll & McDonald PLLC (1994-1996); the Secretary of Finance to the Governor of Kentucky (1992-1994); and an attorney at a Louisville law firm (1978 - 1992).
●
Investor and director of Assembly Healthcare, an ancillary service provider to healthcare providers.
●
Member of Advisory Board of Apploi, Inc., the Board of Advisors of Vanderbilt University School of Law, and the Board Chair of University of Louisville Health, Inc.
●
Director for the NASDAQ-listed Sharps Compliance Corp. from February 1, 2021 – September 2022.

EDUCATION

●
Vanderbilt University School of Law, Juris Doctor
●
Vanderbilt University, Bachelor of Arts, interdisciplinary major in History, Economics, Philosophy, summa cum laude

REASON FOR NOMINATION

Based on Mr. Mulloy’s experience as a Republic and Bank Board Director, his managerial and business background, his educational and legal background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

20	Republic Bancorp, Inc.

GEORGE NICHOLS III	W. KENNETT OYLER, III
COMMITTEES: Enterprise Risk and Community Reinvestment Act – Chair Compensation Age: 62 Director of Republic since 2021 and Director of the Bank since 2020	COMMITTEE: Enterprise Risk and Community Reinvestment Act Age: 64 Director of Republic since 2020 and Director of the Bank since 2008

KEY EXPERIENCE AND QUALIFICATIONS

●
President and Chief Executive Officer of The American College of Financial Services since 2018.
●
Previously held various roles with New York Life Insurance Company (2001-2018), including his last role as Executive Vice President, Office of Governmental Affairs and Executive Leadership Program; Commissioner of the Kentucky Department of Insurance (1996-2000); served as the Executive Director of the Kentucky Health Policy Board; and worked for Southeastern Group (Blue Cross/Blue Shield of Kentucky) in Marketing and Product Development (1992-1995).
●
Member of the Board of The American College of Financial Services, Western Kentucky University, City Year Board Chair (a national service program uniting young adults for a year of community service), the Main Line Health Systems Board of Trustees, and the National Association of Corporate Directors; and a former member of the U.S. Chamber of Commerce and President of the National Association of Insurance Commissioners.
●
Director for the NYSE-listed Reinsurance Group of America (RGA) since January 2022.

EDUCATION

●
University of Louisville, Master of Arts in Labor Studies
●
Western Kentucky University, Bachelor of Arts, Sociology, Economics

HONORS AND RECOGNITION

●
Named as one of the top Black Corporate Directors in America, Savoy Magazine, 2021
●
Top 100 Most Influential Blacks in Corporate America, Savoy Magazine, 2012 and 2018.
●
Named one of 50 Cultural Champions, Forbes Magazine, 2021
●
Business Insurance Magazine and Atlanta Life Insurance Company Alonzo Herndon award winner for leadership, 2021

REASON FOR NOMINATION

Based on Mr. Nichols’ experience in the financial services sector, his experience as a Republic and Bank Board Director, his managerial, business, and governmental background, his educational and professional background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
CEO of OPM Services, Inc., a financial-services and investment firm Mr. Oyler founded in 1992.
●
Previously President and CEO of Greater Louisville, Inc., the Louisville, Kentucky Metro Chamber of Commerce (2014 - 2020); Managing Partner of OPM (1992 - 2015); Cash Management Officer of Citizens Fidelity (now PNC) Bank; President, CEO, CSO of High Speed Access Corp., and Treasurer, VP of Finance and CFO of Henry Vogt Machine Co.
●
Founded or co-founded twenty businesses in various industries, including financial services, real estate, internet access, manufacturing, railway, equipment leasing, and consumer research, and in 1997, co-founded a broadband internet provider, High Speed Access Corp., which he took public in 1999.
●
Experience in leadership roles and directorships, including sixteen roles as chair, with dozens of civic and community organizations, including Leadership Louisville, Metro YMCA, University of Louisville, Metro United Way, Kentuckiana Works, the Metro Police Foundation, GLI, Canopy, Louisville Ballet, Junior Achievement, Louisville Science Center, and Downtown Development Corp.
●
Serves as Director for Alliance Cost Containment, LLC and Thornton Capital.

EDUCATION

●
University of Louisville, Master of Business Administration
●
University of Louisville, Bachelor of Science, Commerce, Marketing

HONORS AND RECOGNITION

●
Inducted into Kentucky Entrepreneur Hall of Fame, 2016
●
E&Y Entrepreneur of the Year, 2000
●
Cashflow Magazine Treasurer of the Year, 1985

REASON FOR NOMINATION

Based on Mr. Oyler’s experience as a Republic and Bank Board Director, his education, his entrepreneurial and business background, his significant civic and community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

2023 PROXY STATEMENT	21

LOGAN M. PICHEL	VIDYA RAVICHANDRAN
COMMITTEE: Enterprise Risk and Community Reinvestment Act Age: 58 Director of Republic and Director of the Bank since 2021 President & CEO of Republic Bank & Trust Company	COMMITTEE: N/A Age: 50 Director Since: N/A (new 2023 nominee to both Company and Bank boards of directors)

KEY EXPERIENCE AND QUALIFICATIONS

●
President and CEO of the Bank since 2021.
●
Previously, having over 30 years of banking and financial services experience, served as President for the Bank (2020-2021) and held various positions with Regions Bank (2005-2020), including, Executive Vice President and Head of Corporate Development – Financial Planning and Analysis and Mergers and Acquisitions (2019-2020) (responsible for company budgeting, forecasting, capital allocation, business and product profitability analytics and reporting and bank and non-bank mergers and acquisitions), Head of Consumer Lending (2010-2018) (mortgage, home equity, auto and personal loans as well as fintech and small dollar lending), Head of Enterprise Operations (2018-2019) (bank operations, loan fulfillment and servicing, collections, and contact centers), and National Production Manager for Mortgage (2005-2010).
●
Leader of Regions Bank’s Simplify and Grow initiative (2018-2020), which focused on making banking easier for customers, improving efficiencies of internal processes, and accelerating revenue growth.

EDUCATION

●
University of Michigan, Master of Business Administration
●
Ohio Northern University, Finance

REASON FOR NOMINATION

Based on Mr. Pichel's banking experience, his experience as a Republic and Bank Board Director, his proven leadership skills, his education and background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
CEO and founder of GlowTouch, a global enterprise that provides customer care and technology outsourcing services, headquartered in Louisville, KY, with more than 3,000 employees throughout the United States, India, Philippines, and the Dominican Republic, since 2002.
●
Founded StemWizard (2013), a software platform that allows students, teachers, judges, volunteers, and administrators to set up and run STEM competitions, such as science fairs, the Science Olympiad, and robotics events, through a cloud-enabled platform.
●
Member of the Kentucky Council for Postsecondary Education Board, Young Presidents’ Organization, and C200.

EDUCATION

●
Virginia Polytechnic Institute and State University, Master of Science
●
University of Agricultural Sciences, Bangalore, Bachelor of Science

HONORS AND RECOGNITION

●
Inductee of CCWomen Hall of Fame
●
Louisville’s Most Admired CEOs, Business First

REASON FOR NOMINATION

Based on Ms. Ravichandran’s background in technology, her leadership and entrepreneurial achievements, her educational background, and her specific experience, qualifications, and attributes disclosed, the Board has determined that she should be nominated to serve as a Director.

22	Republic Bancorp, Inc.

michael t. rust	susan stout tamme
COMMITTEE: Audit Age: 71 Director of Republic since 2007 and Director of the Bank from 2001 to 2007 and since 2020	COMMITTEES: Loan - Chair Compensation Nominating Age: 71 Director of Republic since 2003 and Director of the Bank from 1999 to 2003 and since 2020

KEY EXPERIENCE AND QUALIFICATIONS

●
Retired, previously President of Kentucky Hospital Association (1996-2019), including extensive management and regulatory experience.
●
Community Based Faculty Member at the University of Kentucky.
●
Extensive advocacy experience in Washington, D.C. and Frankfort, Kentucky.
●
Leadership and directorate experience in multiple community service organizations.

EDUCATION

●
University of Tennessee, Master of Public Health
●
Glenville State College, Business Administration

REASON FOR NOMINATION

As a member of the Audit Committee, Mr. Rust can read and understand basic financial statements, such as a balance sheet, income statement, and cash flow statement.

Based on Mr. Rust's experience as a Republic and Bank Board Director, his financial experience, his managerial and regulatory compliance background, his business and educational background, his extensive community involvement, including governmental affairs, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Retired, previously employed by Baptist Healthcare System, Inc. and served as President of Baptist Health Collaborations (2013-2014); President of the Louisville Market (2011-2013); President and CEO of Baptist Hospital East (1995-2011); and Vice President of Baptist Healthcare System, Inc.
●
Experience in administration, specifically in broad-based multi-hospital systems and proficient in working with department heads, clinical staff, and governmental regulatory bodies.
●
Leadership and directorate experience in multiple community service organizations and has received multiple community service awards for excellence and achievement.

EDUCATION

●
University of Louisville, Master of Science in Health System Administration
●
University of Louisville, Bachelor of Science, Nursing
●
Eastern Kentucky University, Associate’s Degree, Nursing

HONORS AND RECOGNITION

●
Appointed as President of Baptist Health Collaborations, 2013

REASON FOR NOMINATION

Based on Ms. Tamme’s experience as a Republic and Bank Board Director, her leadership, managerial, and administrative background, regulatory compliance experience, her extensive community involvement, and her specific experience, qualifications, and attributes disclosed, the Board has determined that she should continue to serve as a Director.

2023 PROXY STATEMENT	23

a. scott trager	steven e. trager
COMMITTEE: Loan Age: 70 Director of Republic and Director of the Bank since 1990 President & Vice Chair, Republic Bancorp, Inc. Vice Chair, Republic Bank & Trust Company	Age: 62 Director of Republic and Director of the Bank since 1988 Executive Chair & CEO, Republic Bancorp, Inc. Executive Chair, Republic Bank & Trust Company

KEY EXPERIENCE AND QUALIFICATIONS

●
President of Republic since 2012; Vice Chairman of Republic since 2017; and Vice Chair of the Bank since 2017.
●
Previously Vice Chairman of Republic (1994-2012).
●
Entire working career spent in various finance and banking capacities.
●
Leadership experience in marketing, operations, and community bank management.
●
Extensive community board experience and broad-based community connections in the metropolitan Louisville area.

EDUCATION

●
University of Tennessee, Business Administration

REASON FOR NOMINATION

Based on Mr. Trager's experience as a Republic and Bank Board Director, his direct banking experience, his proven leadership skills, his educational background, his extensive community involvement and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Executive Chair & CEO of Republic and Executive Chair of the Bank since 2021.
●
More than thirty years of banking experience previously holding positions of Chairman & CEO of both Republic and the Bank (2012-2021) and President and CEO of Republic (1998-2012), beginning his career with the Bank as General Counsel in 1988.
●
Leadership experience in finance, operations, and community bank management.
●
Past chair of the Kentucky Bankers Association, University of Louisville Board of Overseers, 2016 Fund for the Arts Campaign, and Leadership Kentucky; former board member of the Federal Reserve Bank of St. Louis’ Louisville Branch and the Louisville Regional Airport Authority; and current member of the Bellarmine University Board of Trustees.

EDUCATION

●
University of Louisville Brandeis School of Law, Juris Doctor
●
University of Texas at Austin, Finance

HONORS AND RECOGNITIONS

●
Bellarmine University Knight of Knights Honoree, 2022
●
Louisvillian of the Year, 2017
●
Lincoln Foundation Spirit of Excellence Award, 2018
●
Juvenile Diabetes Research Foundation’s Man of the Year, 2003
●
Ernst & Young Entrepreneur of the Year Award for the Southern Ohio and Kentucky Region, 2003

REASON FOR NOMINATION

Based on Mr. Trager's experience as a Republic and Bank Board Director, his direct banking experience, his proven leadership skills, his education and legal background, his extensive community involvement, his vested interest in the long-term success of Republic as a material equity owner, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

24	Republic Bancorp, Inc.

andrew trager-kusman	Mark A. Vogt
COMMITTEE: Loan Age: 36 Director of Republic since 2019 and Director of the Bank since 2020 Senior Vice President, Chief Strategy Officer, Republic Bank & Trust Company	COMMITTEES: Audit – Chair Compensation Nominating – Chair Age: 54 Director of Republic since 2016 and Director of the Bank from 2012 to 2016 and since 2020

KEY EXPERIENCE AND QUALIFICATIONS

●
Senior Vice President, Chief Strategy Officer of the Bank since 2021.
●
Previously Vice President, Managing Director of Corporate Strategies of the Bank (2016-2021)(primarily overseeing strategic initiatives, profitability modeling, and reviewing potential acquisition opportunities); Portfolio Analyst with EJF Capital LLC (2012-2015), an alternative asset manager primarily focused on United States and global financial institutions (focusing on TARP investments and small bank private equity funds, recapitalizations of struggling institutions, and placement of capital for growth in well-performing banks and routinely speaking with company management and boards regarding regulatory issues and long-term strategies); and worked in the U.S. House of Representatives.
●
Member of the Craig Greenberg for Mayor Transition Team and the boards for the Jewish Heritage Fund and Louisville Orchestra Endowment; former trustee for Spalding University, board member for JTomorrow Louisville, and member of the Leadership Louisville Bingham Fellows class of 2019.

EDUCATION

●
Indiana University, Bloomington, Finance

REASON FOR NOMINATION

Based on Mr. Trager-Kusman’s experience with the Bank and other entities, experience as a Republic and Bank Board Director, his leadership ability, community involvement and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
CEO of Galen College of Nursing since 2004, Mr. Vogt has lead Galen in becoming one of the largest educators of nurses in the US growing from three to seventeen campuses.
●
Previously the Chief Operating Officer of a private equity investment group specializing in the education sector; Senior Vice President and Chief Financial Officer of Republic (1995-2000), providing leadership in accounting, finance, treasury, and various operational functions and being significantly involved in Republic's initial public offering and the sale and acquisition of several business units; and employed by the public accounting firm of Deloitte (1990-1995) providing accounting and consulting services to a wide array of financial service clients.
●
Certified Public Accountant.

EDUCATION

●
Bellarmine University, Bachelor of Arts, Accounting

REASON FOR NOMINATION

Mr. Vogt meets NASDAQ’s financial knowledge and sophistication requirements and qualifies as an “audit committee financial expert” under SEC rules.

Based on Mr. Vogt’s experience as a Republic and Bank Board Director, his managerial and accounting background, his education and certification as a Certified Public Accountant, his business background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that Mr. Vogt should continue to serve as a Director.

Steven E. Trager and A. Scott Trager are cousins. A. Scott Trager and Andrew Trager-Kusman are cousins. Steven E. Trager is Andrew Trager-Kusman’s uncle.

2023 PROXY STATEMENT	25

The Board of Directors and its Committees

Directors’ Responsibilities

Each Director is expected to devote sufficient time, energy, and attention to ensure diligent performance of his or her duties and to attend all meetings of the shareholders, the Board, and the Board committees to which they are appointed. The Board of Directors held six (6) regularly scheduled board meetings in 2022. Each of the incumbent Directors attended at least 75% of the total number of meetings of the Board of Directors and the meetings held by committees on which such Directors served during their respective terms of service in 2022. Also, some selected Company Directors were paid a committee fee for attending certain Bank committee meetings. Directors who are also employees of the Company or the Bank are not paid for attending Board or committee meetings.

Company Directors and Director Nominees are expected to attend the Annual Meeting. Eleven of the sixteen Directors or Director Nominees attended the 2022 Annual Meeting of the Republic shareholders.

Leadership structure

Executive Chair of the Board of Directors

Until October 1, 2021, the Chair and CEO positions for the Company and Bank had been combined. Effective October 1, 2021, Logan M. Pichel was appointed as CEO and President of the Bank and also serves as Director for the Company and the Bank. Steven E. Trager remains CEO of the Company and Executive Chair of both the Company and the Bank. This current structure continues to allow the Independent Directors to concentrate on the oversight of the Company without the added burden of addressing what are normally less material day-to-day managerial concerns.

11BLead Independent Director

In November 2020, the Company’s Independent Directors appointed Mark A. Vogt as the lead Independent Director. The Independent Directors meet privately at least twice per year following a regularly scheduled Board meeting, may set additional Independent Director meetings, and have the authority to request to speak with any officer or other employee of the Company or the Bank. They also have direct access to and the authority to retain, at the Company’s expense, any outside auditors, accountants, or attorneys at their discretion.

The Board’s Risk Oversight

The Company and Bank Boards of Directors are responsible for risk oversight. The Company and Bank Boards of Directors review, oversee, and approve management’s short- and long-term strategic objectives, including the Company’s and Bank’s strategic planning, annual budget, significant lending and expenditures over certain limits, and other risks related to financial performance. The following Company and Bank Committees also play an important role in assisting the Company’s Board of Directors in fulfilling their oversight responsibilities. The Company’s Board of Directors and the Bank’s Board of Directors receive regular and timely reports of these committees, as appropriate.

Company Committees

Audit Committee. The Audit Committee is responsible for oversight of the Internal Audit function and regularly reviews risks associated with credit, debt, financial, accounting, compliance, legal, operational, reputational, and other risk matters involving the Company and the Bank.

Compensation Committee. The Company’s Compensation Committee reviews and approves the Company’s goals and objectives relevant to executive officers’ compensation, evaluates the executive officers’ performance in light of those goals and objectives, and has the sole authority to determine the compensation of the Chair/CEO and other executive officers. It considers risks related to succession planning and approves the Company’s succession plan. The Compensation Committee also considers risks related to the attraction and retention of critical employees and risks relating to the Company’s incentive compensation programs and contractual employee arrangements. In addition, the Compensation Committee reviews compensation and benefit plans affecting employees generally, in addition to those applicable to NEOs. The Board has delegated management of certain employee benefits plans to the Retirement Committee comprised of key members of management.

26	Republic Bancorp, Inc.

Nominating Committee. The Company’s Nominating Committee oversees the Company’s board composition, director succession planning, and provides a recommendation of director independence to the Company and Bank Boards of Directors.

Bank Committees

Enterprise Risk and Community Reinvestment Act Committee. The Bank’s Enterprise Risk and Community Reinvestment Act Committee (“ERCRA”) oversees and monitors the Bank’s enterprise risk management practices. ERCRA is responsible for the oversight of the Bank’s compliance management program, including its compliance management system and Community Reinvestment Act, Third-Party Management, insurance, and business continuity programs. In addition, ERCRA assists the Bank’s Board of Directors with monitoring the Bank’s information technology and security plans, policies, in addition to compliance with information security and technology risk management requirements.

Loan Committee. With respect to credit risk, loans are approved by Bank management and its Senior and Executive Loan Committees based on delegation set out in the Bank’s Board-approved Loan Policy. The Bank’s Board of Directors approves loans over thresholds set out in the Loan Policy. Interest rate risk management is delegated to the Interest Rate Risk and Asset-Liability Committees with reporting to the Board. Legal lending limits are reviewed by the Audit Committee of the Company’s Board on a quarterly basis. The Bank Board’s Loan Committee monitors its loan portfolio by reviewing matters such as portfolio growth and production, interest rate averages, and underwriting exceptions. The Board Loan Committee also reviews classified assets and the allowance for credit losses calculation.

Trust Committee. The Bank’s Trust Committee oversees operations of the Trust Department to ensure proper exercise of the fiduciary powers of the Bank.

Key Areas of Risk Oversight as Analyzed by the Company’s and Bank’s Committees

Company’s Committees

Audit	compensation	NOMINATING
◾ Financial reporting ◾ Independent auditor ◾ Internal audit function ◾ Internal controls	◾ Executive officer compensation ◾ Executive officer succession planning	◾ Director independence ◾ Director nomination and succession planning

Bank’s Committees

ercra	LOAN	TRUST
◾ Enterprise risk management framework and policies ◾ Compliance management system, third-party management, insurance, and business continuity program ◾ Information technology/security activities	◾ Credit risk ◾ Loan portfolio growth and production ◾ Classified assets and loan allowance for credit losses	◾ Trust Department operations

2023 PROXY STATEMENT	27

Committees of the Company’s Board of Directors

The Company’s Board has three (3) standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board committees consist of the Audit Committee, the Compensation Committee, and the Nominating Committee. In accordance with NASDAQ listing standards, the Board determines that each of the Board committee members meets the definition of “independent director” and satisfies the NASDAQ listing standards for service on the Board committees on which each serve. In making these determinations, the Board considers all relevant factors.

Charters for each Board committee, as well as the Code of Conduct and Ethics Policy, are available on the Company’s website at www.republicbank.com. The information contained on Republic’s website is not incorporated by reference in, or considered to be a part of, this proxy statement.

The table below details current membership for each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating Committee
Timothy S. Huval	Ernest W. Marshall, Jr.*	Heather V. Howell
Michael T. Rust	George Nichols III	Ernest W. Marshall, Jr.
Mark A. Vogt, CPA*	Susan Stout Tamme	Susan Stout Tamme
	Mark A. Vogt	Mark A. Vogt*

*      Denotes Committee Chair

28	Republic Bancorp, Inc.

Audit Committee	2022 Meetings: 8

Chair:	Other Members:
Mark A. Vogt, CPA	Timothy S. Huval	Michael T. Rust

The Audit Committee held eight (8) meetings during 2022. The Company’s Board of Directors evaluated the credentials of and designated and appointed Mark A. Vogt, CPA, as Chair of the Audit Committee and as the “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002.

The Company’s Board of Directors adopted a written charter for the Audit Committee, which sets out the functions and responsibilities of the Audit Committee. As described in the charter, the Audit Committee, among other things, is directly responsible for the selection, oversight and compensation of the Company’s independent registered public accounting firm. It is also responsible for the oversight of the accounting and financial reporting processes of the Company, audits of the financial statements and pre-approval of any non-audit services of the independent registered public accounting firm. The Audit Committee is responsible for making recommendations to the Company’s Board of Directors with respect to: the review and scope of audit arrangements; the independent registered public accounting firm’s suggestions for strengthening internal accounting controls; matters of concern to the Audit Committee, the independent registered public accounting firm, or management relating to the Company’s consolidated financial statements or other results of the annual audit; the review of internal accounting procedures and controls with the Company’s financial and accounting staff; the review of the activities and recommendations of the Internal Auditor; and the review of the consolidated financial statements and other financial information published by the Company. Auditors for the Company are required to report directly to the Audit Committee. The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm.

The Audit Committee has recommended, and the Board of Directors has approved and adopted, a Code of Conduct and Ethics Policy that applies to all Directors, Executive Officers, and employees of the Company and the Bank. The Company intends to post on its website, www.republicbank.com, any amendments to, or waivers from, its Code of Conduct and Ethics Policy for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Compensation Committee	2022 Meetings: 5

Chair:	Other Members:
Ernest W. Marshall, Jr.	George Nichols III	Susan Stout Tamme	Mark A. Vogt

The Compensation Committee held five (5) meetings during 2022. The Compensation Committee makes recommendations to the Company’s Board of Directors as to the amount and form of NEO compensation and stock incentive awards, if any. The Compensation Committee also reviews and approves the Company’s and the Bank’s Management Succession Plan on an annual basis. The Compensation Committee, in addition to other Bank committees, has reviewed the Company’s Executive Officer incentive plans and oversees the Company’s incentive compensation program in accordance with the recommendations in applicable regulatory guidance.

The Compensation Committee, the Board, the Company, and management did not utilize the services of an independent compensation consultant during 2022, nor do any of them have any current arrangements with any compensation advisors or consultants. The Company’s Chair/CEO, Steven E. Trager, and the Bank’s CEO and President, Logan M. Pichel, (“CEO/Bank”) make recommendations to the Compensation Committee with respect to all NEO compensation. The Chair/CEO makes recommendations to the Compensation Committee regarding his own compensation and that of the CEO/Bank.

2023 PROXY STATEMENT	29

Nominating Committee	2022 Meetings: 1

Chair:	Other Members:
Mark A. Vogt	Heather V. Howell	Ernest W. Marshall, Jr.	Susan Stout Tamme

The Nominating Committee held one (1) meeting in 2022. The Nominating Committee of the Company’s Board of Directors oversees the Company’s board composition, director succession, and provides a recommendation of the Director Nominees’ independence to the Company’s and Bank’s Board of Directors.

The Nominating Committee considers candidates who have a strong record of community leadership in the Company’s and the Bank’s markets. Candidates should possess a strong record of achievement in both business and civic endeavors, possess strong ethics, and display leadership qualities including the ability to analyze and interpret bank financial statements and regulatory requirements, the competence to evaluate endeavors of an entrepreneurial nature and be able to attract new Company banking relationships. Board diversity is also considered, although the Company does not have a formal diversity policy. Recommendations of the Trager family members (“Trager Family Members”) (generally defined to include Steven E. Trager, who is Chair/CEO, and Jean S. Trager and their descendants, companies, partnerships, or trusts in which they are majority owners, trustees, or beneficiaries) as well as prior service and performance as a Director will also be strongly considered.

The Company does not pay a third-party to assist in identifying and evaluating Director Nominees, but the Company does not preclude the potential for utilizing such services, if needed, as may be determined at the discretion of the Nominating Committee.

In 2023, the Nominating Committee and the Company’s Board of Directors approved the Director Nominees to be considered for election at the Annual Meeting. No candidate that was recommended by a beneficial owner of more than five percent (5%) of the Company’s voting Common Stock was rejected. The Trager Family Members recommended all Director Nominees submitted to the Nominating Committee and the Company’s Board of Directors. No other shareholder submitted a recommendation for a Director Nominee for the Annual Meeting.

The Nominating Committee will consider candidates for Director Nominees at the Republic 2024 annual meeting of shareholders properly put forth by shareholders. Shareholders should submit such nominations, if any, to the Company’s Secretary, at 601 West Market Street, Louisville, Kentucky, 40202, along with the information required in the Bylaws, no later than January 21, 2024.

30	Republic Bancorp, Inc.

DIRECTOR COMPENSATION

For 2022, non-employee Directors of the Company and the Bank received an annual stock retainer of approximately $25,000 (based on whole share value), fees of $4,000 for each board meeting attended, and fees of $1,000 for each committee meeting attended. On occasion, brief, typically single-issue meetings are held for which there is no compensation. The committee chairpersons received an annual committee chair retainer fee of $10,000 for each committee chaired.

At its May 18, 2022 meeting, the Board approved that the 2022 annual stock retainers for the Directors and Committee Chairs would be determined by using the Company’s closing stock price on that day, which resulted in each Director being awarded 573 shares of Class A Common Stock.

Non-employee Directors have the option of allocating their stock awards and fees into the Non-Employee Director and Key Employee Deferred Compensation Plan. Amounts deferred in the Non-Employee Director and Key Employee Deferred Compensation Plan are deemed to be invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts were converted into stock equivalents on a quarterly basis during 2022. The Company does not make matching contributions for amounts deferred by the Directors. Compensation paid or deferred to Directors of Republic during 2022 for services as a Director of Republic, including amounts paid in 2022 for 2021 and 2022 committee chair retainers, were as follows:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
					and Non-
	Fees				Qualified
	Earned	Stock		Non-Equity	Deferred	All Other
	or Paid in	Awards	Option	Incentive Plan	Compensation	Compensation
	Cash (2)	(2, 3)	Awards	Compensation	Earnings	(4)	Total
Name (1)	($)	($)	($)	($)	($)	($)	($)

Ronald F. Barnes	22,000	—	—	—	—	—	22,000
Laura M. Douglas	23,063	—	—	—	—	—	23,063
David P. Feaster	31,000	24,966	—	—	—	68,860	124,825
Jennifer N. Green	21,000	24,966	—	—	—	—	45,966
Craig A. Greenberg	57,000	24,966	—	—	—	—	81,966
Heather V. Howell	21,000	24,966	—	—	—	—	45,966
Timothy S. Huval	23,000	24,966	—	—	—	—	47,966
Ernest W. Marshall, Jr.	31,000	24,966	—	—	—	—	55,966
W. Patrick Mulloy, II	28,000	24,966	—	—	—	—	52,966
George Nichols, III	41,000	24,966	—	—	—	—	65,966
W. Kennett Oyler, III	32,000	24,966	—	—	—	—	56,966
Michael T. Rust	34,000	24,966	—	—	—	—	58,966
Susan Stout Tamme	45,000	24,966	—	—	—	—	69,966
Mark A. Vogt	72,000	24,966	—	—	—	—	96,966
(1)	Steven E. Trager, A. Scott Trager, Logan M. Pichel, and Andrew Trager-Kusman, who served as Directors in 2022, are not included in this table as they are Executive Officers and received no additional compensation for their services as Directors. The compensation received by Steven E. Trager and Logan M. Pichel is included in the "Summary Compensation Table."

2023 PROXY STATEMENT	31

(2)	Of these stock awards and fees, the Directors deferred the entire amount earned, except for (1) Ronald F. Barnes who was paid $4,000 in cash with the balance being deferred, (2) Laura M. Douglas who was paid $12,563 in cash with the balance being deferred, (3) Jennifer N. Green who was paid $21,000 in cash with the balance being deferred, (4) Timothy S. Huval who was paid $23,000 in cash with the balance being deferred, (5) Ernest W. Marshall, Jr. who was paid $3,100 in cash with the balance being deferred, and (6) W. Kennett Oyler, III who was paid $32,000 in cash with the balance being deferred.
(3)	Reflects 573 shares of Class A Common Stock awarded in 2022. Amounts shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in determining these values, see Note 17 of the financial statements in the Company’s 2022 Form 10-K.
(4)	Amount reflects monthly payments of $5,000, along with expenses and monthly dues to a Florida country club for consulting services as described more fully herein at “Certain Relationships and Related Transactions—Employment Relationship and Consulting Agreement with Director.”

32	Republic Bancorp, Inc.

EXECUTIVE OFFICERS

Set forth below is information about the Bank’s Executive Officers, other than Steven E. Trager, A. Scott Trager, Logan M. Pichel, and Andrew Trager-Kusman, each of whom is also a Director Nominee and discussed above.

Christy A. Ames	Age: 50
Position with the Company and the Bank: Secretary of the Company and the Bank; EVP, General Counsel

Christy A. Ames has served as the Secretary for the Company and the Bank and the Bank’s General Counsel since joining the Company in January 2018.

Pedro Bryant	Age: 61
Position with the Bank: EVP, Senior Business Development Executive

Pedro Bryant began serving as Senior Business Development Executive in January 2023. Mr. Bryant joined the Bank in July 2020 serving as Managing Director of Community Lending. Prior to the Bank, Mr. Bryant served from 2002 to 2020 as President and CEO of Metro Bank, a Louisville-based community development bank.

Steven E. DeWeese	Age: 54
Position with the Bank: EVP, Managing Director of Commercial and Private Banking

Steven E. DeWeese has served as the Bank’s Managing Director of Commercial and Private Banking since 2019. Mr. DeWeese joined the Bank in 1990 serving in various business development and retail banking positions.

Juan M. Montano	Age: 53
Position with the Bank: EVP, Chief Mortgage Banking Officer

Juan M. Montano has served as the Bank’s Chief Mortgage Banking Officer since 2018. Mr. Montano joined the Bank in 2009 serving in various mortgage and finance positions.

William R. Nelson	Age: 59
Position with the Bank: President of Bank's Republic Processing Group

William R. Nelson has served as President of Republic Processing Group since joining the Bank in 2007.

Anthony T. Powell	Age: 55
Position with the Bank: EVP, Chief Credit Officer

Anthony T. Powell has served as the Bank’s Chief Lending Officer since 2017. Mr. Powell joined the Bank in 1999 serving in various lending, credit, and retail banking positions.

John T. Rippy	Age: 62
Position with the Bank: Assistant Secretary of the Company and the Bank; EVP, Chief Risk Officer

John T. Rippy has served as Chief Risk Officer of the Bank since 2018. Mr. Rippy joined the Bank in 2005 serving previously as the Risk Management Officer and Chief Legal and Compliance officer.

2023 PROXY STATEMENT	33

Kevin D. Sipes	Age: 51
Position with the Bank: EVP, CFO, and Chief Accounting Officer of the Company and Bank

Kevin D. Sipes has served as Treasurer of the Company and Bank since 2002 and CFO of the Company and Bank since 2000. Mr. Sipes joined the Bank in 1995 serving in various accounting and finance positions.

Jeff Starke	Age: 45
Position with the Bank: EVP, Chief Information Officer

Jeff Starke has served as the Bank’s Chief Information Officer since joining the Bank in 2021. Previously, Mr. Starke held various technical and operational roles in the financial services industry for over 20 years.

Margaret S. Wendler	Age: 68
Position with the Bank: EVP, Chief Human Resources Officer

Margaret S. Wendler has served as the Bank’s Chief Human Resources Officer since 2019. Ms. Wendler joined the Bank in 1996 serving in training positions and human resource positions since 2005.

34	Republic Bancorp, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, which is comprised of four independent Company Directors, is responsible for approving the compensation of the Company’s Named Executive Officers (“NEOs”) and NEO compensation policies. The Compensation Committee also recommends the appointment of the Company’s and the Bank’s other Executive Officers. The Compensation Committee’s determinations are routinely subsequently approved by the Company’s and the Bank’s Board of Directors without change. The Company does not separately compensate its NEOs, all of whom are Executive Officers of the Company’s sole banking subsidiary, the Bank, and are compensated directly by the Bank for their services.

Following is a list of the Company’s 2022 NEOs along with other pertinent information as of December 31, 2022:

Named Executive Officer Age
	Steven E. Trager (Chair/CEO) 62	Logan M. Pichel (CEO/Bank) 58	Kevin D. Sipes (CFO) 51	William R. Nelson (Pres/RPG) 59	John T. Rippy (CRO) 62
Company Office	Executive Chair and Chief Executive Officer	N/A	Chief Financial Officer	N/A	Assistant Secretary
Bank Office	Executive Chair	President and Chief Executive Officer	Executive Vice President and Chief Financial Officer	President of Republic Processing Group	Executive Vice President and Chief Risk Officer; Assistant Secretary
Immediate Supervising Executive	N/A	Chair/CEO	CEO/Bank	Chair/CEO	CEO/Bank
Area of Management	Company and Bank	Bank	Company and Bank	Republic Processing Group	Company and Bank
Proposer of 2022 Compensation Package	Chair/CEO	Chair/CEO	Chair/CEO and CEO/Bank	Chair/CEO	Chair/CEO and CEO/Bank

N/A–Not Applicable

2023 PROXY STATEMENT	35

Objectives of the Company’s Compensation Program.

The purpose of the Company’s Compensation Program is to establish and maintain suitable financial compensation and rewards for job performance that principally focus on the degree to which the Company’s profit objectives, as outlined in the Company’s budget, have been met or substantially met. Other goals are assigned to certain NEOs in the primary areas of loan and deposit growth, loan loss control, risk management, regulatory control, customer service, product development, and operations.

Say on Pay Result from 2021 Annual Shareholder Meeting.

The Company most recently held an advisory say-on-pay vote at its April 22, 2021 annual shareholder meeting. Shareholders approved the compensation of the NEOs, with over 99% of shareholder votes cast (including abstentions) voting in favor of the say-on-pay proposal. The Compensation Committee viewed these results as evidence that shareholders continue to support the Company’s executive compensation policies and practices.

Compensation Elements.

The Company’s Compensation Program has four (4) principal elements: Base Salary Compensation Program, Bonus Incentive Compensation Program, Stock Incentive Program, and Non-Employee Director and Key Employee Deferred Compensation Plan. The Base Salary Compensation Program and the Company’s Bonus Incentive Compensation Program are annual programs. Stock incentives under the Stock Incentive Program may be awarded at any time during the year to some or all NEOs, subject to the recommendation of the Chair/CEO and CEO/Bank and the approval of the Compensation Committee and the Board of Directors. For a description of the Non-Employee Director and Key Employee Deferred Compensation Plan, see the accompanying description in the “Nonqualified Deferred Compensation” table herein.

Chair/CEO PAY MIX	AVG. NEO PAY MIX (excluding Chair/CEO)

In addition to the four elements listed above, some NEOs, based on their respective participation, may be included in additional bonus plans related to acquisitions or sales of lines of business, such as the Company’s 2021 Tax Refund Solutions (“TRS”) Transaction Bonus Program.

NEOs also participate in Company-wide employee benefit plans and typically are rewarded, as part of their base compensation, additional selected customary business-related perquisites such as, by way of example, car allowances and country club memberships.

36	Republic Bancorp, Inc.

2022 Compensation Components Summary

	Objective	Additional Explanation
Base Salary Compensation Program	The primary purpose of base salary is to recognize and reward overall responsibilities, performance, experience, and established skills.	Annual program Chair/CEO – 55% of 2022 pay mix NEOs* – 42% of 2022 pay mix
Bonus Incentive Compensation Program

An annual cash bonus program that rewards NEOs for the achievement of short-term financial and operational goals that drive Gross Operating Profit and shareholder value, as well as individual performance.

Annual program Chair/CEO – 40% of 2022 pay mix NEOs* – 27% of 2022 pay mix
Stock Incentive Program	Granted from time to time to provide the NEOs and Executive Officers with incentives to maximize the Company’s Gross Operating Profit (“GOP”), as well as to provide retention incentives.	May be awarded any time during the year subject to the recommendation of the Chair/CEO and CEO/Bank and the approval of the Compensation Committee NEOs* - 27% of 2022 pay mix
Non-Employee Director and Key Employee Deferred Compensation Plan	Matching contributions are designed to provide retention incentives and to balance NEO and Director interests with those of the Company’s shareholders.	NEOs* – 2% of 2022 pay mix
Acquisition Bonus Plan and TRS Transaction Bonus Program	Granted to incentivize NEOs, Executive Officers, and other Company employees to maximize Company earnings and to implement target integration components relating to acquisitions or divestitures.	Some NEOs, based on their respective participation, may be included in additional bonus plans related to acquisitions or divestitures
Other	NEOs participate in Company-wide employee benefit plans.

Typically rewarded as part of the base compensation, additional selected customary business-related perquisites would include car allowances and country club memberships

Chair/CEO – 5% of 2022 pay mix

NEOs* – 2% of 2022 pay mix

*Excluding Chair/CEO

Purpose of the Company’s Compensation Elements

Base Salary Compensation Program.

The primary purpose of the Base Salary Compensation Program component of the Company’s Compensation Program is to recognize and reward overall responsibilities, performance, experience, and established skills. Changes in base salary result primarily from comparison against peers, individual and Company performance, internal equity considerations, value to the organization, promotions, and the executive’s specific responsibilities compared to market.

Bonus Incentive Compensation Program.

The Compensation Committee sets the Bonus Incentive Compensation Program goals, in terms of both incentives to be paid and GOP profit goals, at the beginning of the Company’s fiscal year (except for the Pres/RPG whose goals are set later in the fiscal year). The Bonus Incentive Compensation Program goals provide the NEOs and Executive Officers with incentives to improve both short-term and long-term Company performance.

Stock Incentive Program.

Stock Incentive Program compensation awards are also granted from time to time to provide the NEOs and Executive Officers with incentives to maximize the Company’s GOP, as well as to provide retention incentives.

2023 PROXY STATEMENT	37

Non-Employee Director and Key Employee Deferred Compensation Plan.

Matching contributions made for NEOs and Executive Officers under the Non-Employee Director and Key Employee Deferred Compensation Plan provide retention incentives.

Acquisition Bonus Plan and TRS Transaction Bonus Program.

Acquisition Bonus Plan awards are granted to incentivize NEOs, Executive Officers, and other Company employees to maximize Company earnings and to implement target integration components relating to acquisitions, such as timely and accurate system conversions, in order to maximize operational efficiencies associated with acquisitions. The TRS Transaction Bonus Program was created to award certain Bank employees, including three NEOs and other Executive Officers, for facilitating the proposed 2021 sale of substantially all of the assets of the Bank’s TRS segment and to incentivize them to lead a timely and smooth transition of the TRS business to Green Dot Corporation.

Establishment of Compensation Levels

The Company’s compensation elements are generally competitive with similar employment opportunities or positions in similarly sized companies. The Chair/CEO has traditionally made specific executive compensation recommendations to the Compensation Committee on all NEO compensation elements, including his own. Effective October 1, 2021, the Bank appointed the CEO/Bank, its then President, to be the Chief Executive Officer and President of the Bank. Subsequently, the Chair/CEO and CEO/Bank jointly make compensation recommendations to the Compensation Committee, except that Chair/CEO singularly continues to provide recommendations regarding his own and the CEO/Bank’s compensation.

PEER DATA

The Compensation Committee historically has not relied on benchmarking to determine its compensation elements; rather, the Compensation Committee has given strong consideration to and has not historically deviated from the recommendations of the Chair/CEO and the CEO/Bank. The Compensation Committee annually reviews various peer data to determine if compensation levels are within reasonable ranges as compared to those peer levels. For its 2023 compensation determinations, the Compensation Committee considered compensation data from the following peers:

◾	Metropolitan Commercial Bank,
◾	Green Dot Corporation,
◾	Lakeland Financial Corp.,
◾	Community Trust Bancorp,
◾	1st Source Corporation,
◾	Park National Corporation,
◾	FB Financial Corporation,
◾	SY Bancorp,
◾	Premier Financial Corp.,
◾	German American Bancorp,
◾	First Savings Financial Group, and
◾	City Holding Company.

After review of this peer data, the Compensation Committee made no additional compensation adjustments from the Chair/CEO’s and CEO/Bank’s recommendations.

THIRD-PARTY CONSULTANT

The Compensation Committee generally does not, and in 2022 did not, directly engage a third-party executive compensation consultant. If the Chair/CEO’s and CEO/Bank’s compensation recommendations are reasonable in the collective subjective judgment of the Compensation Committee, the Compensation Committee and ultimately the Board of Directors normally and historically accept and approve these recommendations without modification.

38	Republic Bancorp, Inc.

PRIMARY METRIC IN NEO COMPENSATION DETERMINATION

GOP for the total Company is the primary metric in determining most NEO compensation. (GOP is defined as “income before income tax expense” in accordance with U.S. generally accepted accounting principles (“GAAP”)).

With respect to the Base Salary Compensation Program, if the Company’s financial performance is deemed acceptable in the view of the Chair/CEO and the CEO/Bank, regardless of whether or not the Company’s GOP goals are met, annual increases to base salary are typically, but not always, recommended in response to generally recognized cost of living factors and as a reward for acceptable performance. While the Compensation Committee considers cost of living adjustments when evaluating base salary, such adjustments are not automatic, but are also dependent on satisfactory earnings and other performance factors. The Compensation Committee does not apply any particular formula or measurement in making these determinations.

For the Bonus Incentive Compensation Program, GOP has historically been, and continues to be, the primary factor upon which awards are determined. Each of the Compensation Committee, Chair/CEO, or the CEO/Bank are authorized to recommend adjustments in the terms and conditions of, and the criteria included in the achievement of, the Bonus Incentive Compensation Program. The Chair/CEO and the CEO/Bank make recommendations to the Compensation Committee in recognition of unusual, extraordinary, or nonrecurring events. These events affecting the performance of the NEO, the Company, or the financial statements of the Company could include:

◾	acquisitions and dispositions of businesses and/or assets;
◾	a health or environmental crisis;
◾	changes in applicable laws, regulations, accounting principles, tax rates, or business conditions;
◾	unpredicted changes in economic and business conditions, including the interest rate environment;
◾	personal performance of the NEO; and
◾	any other circumstances deemed relevant.

In 2022, the Company excluded from its GOP calculations, including its calculation of “Total Company GOP” and “RPG GOP”, the $13 million settlement amount and $5 million termination fee (collectively, the “Settlement”), and associated expenses, the Bank accepted to resolve its lawsuit with Green Dot Corporation for Green Dot’s failure to consummate the purchase of the Bank’s TRS segment (the “Lawsuit,” described below in the “TRS Transaction Bonus Program” section of this Compensation Discussion and Analysis). The Settlement was an unusual, extraordinary, and nonrecurring event that was not in line with the purpose of the Bonus Incentive Compensation Program.

The Company’s Base Salary Compensation Program

2022 NEO Base Salaries.

Upon the recommendation of the Chair/CEO and CEO/Bank, the Compensation Committee approved the annual base salaries for the Chair/CEO, CEO/Bank, CFO, Pres/RPG, and CRO for 2022 along with their respective percentage increases over the prior year as shown in the table below. While the Chair/CEO recommended a base salary increase for the CEO/Bank, the CEO/Bank declined any increase for 2022, and accordingly, no base salary increase for the CEO/Bank was presented to the Compensation Committee for consideration. These annualized base salary increases for 2022 were effective January, 2022 for the Chair/CEO, CEO/Bank, CFO, and CRO and October, 2021 for the Pres/RPG.

2023 PROXY STATEMENT	39

		Approximate %
Named Executive Officer	2022 Salary ⁽¹⁾	Increase Over Prior Year
Steven E. Trager (Chair/CEO)	$442,160	1.5%
Logan M. Pichel (CEO/Bank)	$650,000	–
Kevin D. Sipes (CFO)	$364,756	1.5%
William R. Nelson (Pres/RPG)	$394,014	3.0%
John T. Rippy (CRO)	$340,000	11.6%
(1)	Amounts shown represent annualized base salaries for the 2022 calendar year with changes over the previous calendar year’s base salaries, except for the Pres/RPG, which represents his annualized base salary for the RPG 2021-2022 fiscal year and its change over his previous annualized base salary for the RPG 2020-2021 fiscal year.

2023 NEO Base Salaries.

Upon the recommendation of the Chair/CEO and CEO/Bank, the Compensation Committee approved the annual base salaries for the NEOs for 2023, based on 2022 performance and other competitive factors, along with their respective percentage increases over the prior year as shown in the table below. All annualized base salary increases were effective January, 2023, except for Pres/RPG whose increase was effective October, 2022. The base salary of the Pres/RPG will be evaluated in the third quarter of 2023, based primarily on the performance of the RPG business operations from October, 2022 to September, 2023.

		Approximate %
Named Executive Officer	2023 Salary ⁽¹⁾	Increase Over Prior Year
Steven E. Trager (Chair/CEO)	$451,000	2.0%
Logan M. Pichel (CEO/Bank)	$663,000	2.0%
Kevin D. Sipes (CFO)	$372,051	2.0%
William R. Nelson (Pres/RPG)	$400,000	3.0%
John T. Rippy (CRO)	$347,000	2.1%
(1)	Amounts shown represent annualized base salaries for the 2023 calendar year with changes over the previous calendar year’s base salaries, except for the Pres/RPG, which represents his annualized base salary for the RPG 2022-2023 fiscal year and its change over his previous annualized base salary for the RPG 2021-2022 fiscal year.

The Company’s Bonus Incentive Compensation Program

BONUS INCENTIVE COMPENSATION PROGRAM GENERALLY

The Bonus Incentive Compensation Program is designed to reward those individuals who contribute through their own performance and their influence on others to achieve and exceed the Company’s financial goals, and to a lesser extent, other goals that target performance in areas required to run a successful banking operation.

Company stock performance is not a component of evaluation for the purpose of NEOs’ Bonus Incentive Compensation Program, nor has it typically been a factor considered in determining the amount of equity-based incentives to grant each NEO. Republic’s stock is thinly traded with a low average daily stock trading volume that can lead to significant price swings when even a relatively small number of shares are being traded. Therefore, Republic share prices might not accurately reflect Republic management’s efforts and work.

Ultimately, the Compensation Committee believes that reasonable and consistent earnings over time will translate into appropriate and favorable stock performance. The Compensation Committee’s policies are not designed to encourage Republic’s NEOs to manage the Company on a quarter-to-quarter time horizon or even over a one-year period.

40	Republic Bancorp, Inc.

Investment in capital improvements, product development, and new market expansion can act to reduce short-term profits while providing for a larger future, longer-term profit potential and/or provide for the long-term soundness and sustainability of the Company’s operations and, thus, its long-term profit potential. All of these factors are considered by the Compensation Committee in its subjective annual evaluation process and deliberations.

STRUCTURE OF PROGRAM

The amount of incentive compensation or bonus awarded to the NEOs is determined by the Compensation Committee and the Board of Directors. The “Entry Level” and “Maximum Level” budget goals are designed to be a challenge to meet, particularly for the “Maximum Level” performance tier, but the budget goals and the tiers associated with those goals are not set to be impractical or impossible to achieve. The Company’s budgeted goals should not be relied upon by any investor or shareholder as an indication of management’s prediction of its future financial performance.

The Compensation Committee also evaluates the Company’s Bonus Incentive Compensation Program for all employees for compliance with applicable regulatory guidance regarding incentive compensation and responsible sales practices.

PRIMARY METRIC

GOP for the total Company remains the central and most important metric in evaluating and determining most NEO compensation for the Bonus Incentive Compensation Program.

For 2022, the Compensation Committee considered the GOP of the total Company (“Total Company GOP”) for the Bonus Incentive Compensation Program award of the Chair/CEO, CEO/Bank, CFO, and CRO. The Pres/RPG is evaluated, primarily, based on the GOP of his individual operating unit (“RPG GOP”).

The Company’s Bonus Incentive Compensation Program for employees, including NEOs, is flexible in design and considers factors beyond the control of any NEO in determining the amount of compensation to be paid to a particular NEO in any given year. If the applicable GOP or non-GOP-related goals are not fully achieved, then, as previously disclosed, a percentage of a potential incentive payout may be awarded based on intervening factors, such as economic factors, regulatory changes impacting profit objectives, or management decisions that may impact current profitability, normally made in return for the potential for greater long-term profitability. A percentage of the total bonus potential may be awarded to the NEOs even if certain GOP goals stated in the NEOs’ Bonus Incentive Compensation Program agreements are not fully achieved. According to the bonus agreement with each NEO, the Bonus Incentive Compensation Program potential is subject to amendment, including either upward or downward, at the discretion of the Chair/CEO and CEO/Bank, subject to the approval of the Compensation Committee and ultimately the Board of Directors. In 2022, the benefit of the $18 million Settlement, and associated expenses, was considered an unusual, extraordinary, and nonrecurring item and, accordingly, was not included in the Total Company GOP or RPG GOP.

2022 Bonus Incentive Compensation Program Award for CHAIR/CEO, CEO/BANK, CFO, PRES/RPG, AND CRO

For 2022, the Bonus Incentive Compensation Program awards for the NEOs and related factors are outlined in the table below:

					Percent of
Named		Entry	Maximum	Incentive	Payout	Incentive
Executive	Performance	Level	Level	Payout	Potential	Payout
Officer	Criteria	Goal	Goal	Potential	Awarded	Award

Steven E. Trager (Chair/CEO)	Total Company GOP	Achieved	Not Achieved	$400,000	70%	$280,000
Logan M. Pichel (CEO/Bank)	Total Company GOP	Achieved	Not Achieved	$500,000	70%	$350,000
Kevin D. Sipes (CFO)	Total Company GOP	Achieved	Not Achieved	$175,000	70%	$122,500
William R. Nelson (Pres/RPG)	RPG GOP	Not Achieved	Not Achieved	$375,000	0%	$0
John T. Rippy (CRO)	Total Company GOP	Achieved	Not Achieved	$175,000	70%	$122,500

2023 PROXY STATEMENT	41

2022 Bonus Incentive Compensation Program Award for CHAIR/CEO, CEO/BANK, CFO, AND CRO

The Bonus Incentive Compensation Program potential for the Chair/CEO, CEO/Bank, CFO, and CRO is tied to the Total Company GOP. For 2022, due to projected global economic uncertainty, the GOP objectives for the Chair/CEO, CEO/Bank, CFO, and CRO were set originally based on separate GOP goals for the first half of 2022 (January – June) and the second half of 2022 (July – December) with each GOP goal earned independently of the other. Under the 2022 Bonus Incentive Compensation Program, the Compensation Committee, at the recommendation of the Chair/CEO and CEO/Bank approved the following GOP goals for January – June 2022 with the Total Company GOP for July – December 2022 set to be determined (“TBD”) in June of 2022:

◾	to achieve 70% of the bonus compensation potential (the “Entry Level” objective), the Total Company GOP goal for the first six months of the year was set at $55,075,000;
◾	to achieve 85% of the bonus compensation potential (the “Mid-Level” objective), the Total Company GOP goal for the first six months of the year was set at $60,075,000; and
◾	to achieve 100% of the bonus compensation potential (the “Maximum Level” objective), the Total Company GOP goal for the first six months was set at $62,575,000.

Bonus Incentive	Percentage of Bonus	Total Company	Total Company
Compensation Program	Incentive Compensation	GOP Goal for	GOP Goal for
Level Objective	Program Potential	January - June 2022	July - December 2022
Entry Level	70%	$55,075,000	TBD
Mid-Level	85%	$60,075,000	TBD
Maximum Level	100%	$62,575,000	TBD

Due to unexpected market conditions, such as rapidly increasing interest rates that adversely impacted mortgage lending and warehouse segments, the Total Company GOP Entry Level objective for the first half of 2022 was not achieved with the Total Company GOP being $50,216,835. The benefit of the $18 million Settlement, and associated expenses, was considered an unusual, extraordinary, and nonrecurring item and, accordingly, was not included in the Total Company GOP.

In July 2022, at the recommendation of the Chair/CEO and CEO/Bank, the Compensation Committee approved an adjustment of the 2022 Bonus Incentive Compensation Program. Under the 2022 Bonus Incentive Compensation Program, as amended, the Total Company GOP would be calculated for the entire year as of December 31, 2022, instead of having the Total Company GOP goal divided into two separate, independent Total Company GOP goals based on Company performance during the first and second half of 2022.

Under the amended 2022 Bonus Incentive Compensation Program for all employees tied to Total Company GOP, including the Chair/CEO, CEO/Bank, CFO, and CRO, the Total Company GOP annual goals were the following:

◾	to achieve the Entry Level objective, 70% of the bonus compensation potential, the Total Company GOP goal for 2022 was set at $99,225,000, which was the Company’s original annual budget that the Board set in January 2022;
◾	to achieve the Mid-Level objective, 85% of the bonus compensation potential, the Total Company GOP goal for 2022 was set at $109,225,000; and
◾	to achieve the Maximum Level objective, 100% of the bonus compensation potential, the Total Company GOP goal for 2022 was set at $114,225,000.

	Percentage of
Bonus Incentive	Bonus Incentive	Total Company
Compensation Program	Compensation	GOP Goal
Level Objectives	Program Potential	for 2022
Entry Level	70%	$99,225,000
Mid-Level	85%	$109,225,000
Maximum Level	100%	$114,225,000

42	Republic Bancorp, Inc.

The Entry Level, Mid-Level, and Maximum Level bonus potential for each NEO tied to Total Company GOP is as follows:

Named Executive Officer	Entry Level (70%)	Mid-Level (85%)	Maximum Level (100%)
Chair/CEO	$280,000	$340,000	$400,000
CEO/Bank	$350,000	$425,000	$500,000
CFO	$122,500	$147,500	$175,000
CRO	$122,500	$147,500	$175,000

For the 2022 fiscal year, the Total Company GOP achieved was $99,759,150, excluding the benefit of the Settlement and associated expenses. This resulted in the Chair/CEO, CEO/Bank, CFO, and CRO meeting the Entry Level objective to receive 70% of their Bonus Incentive Compensation Program potential and the NEOs’ receipt of the following payouts under the Bonus Incentive Compensation Program: Chair/CEO ($280,000), CEO/Bank ($350,000), CFO ($122,500), and CRO ($122,500).

The Company also awarded all associates tied to the Total Company GOP, including the Chair/CEO, CEO/Bank, CFO, and CRO, a discretionary bonus of an additional 10% (for a total payout of 80% of their bonus potentials under the Bonus Incentive Compensation Program). This discretionary bonus award was based on the performance of the Core Bank (“Core Bank”), which includes all of the Bank’s lines of business except RPG operations and resulting Core Bank GOP of $60,313,133. Those associates whose Bonus Incentive Compensation Program was tied to Core Bank GOP achieved their Mid-level objective exceeding $58,225,000 in Core Bank GOP, which was 85% of their bonus potential, while the associates whose Bonus Incentive Compensation Program was tied to the Total Company GOP only received their Entry-level objective, which was 70% of their bonus potential. Due to this disparity and the significant contributions that the associates tied to Total Company GOP made to the performance of the Core Bank and achievement of the Core Bank GOP exceeding the Mid-Level objective, the Chair/CEO and CEO/Bank recommended that the associates tied to the Total Company GOP, including Executive Officers and NEOs, receive an additional 10% discretionary bonus. For these reasons, the Chair/CEO and the CEO/Bank recommended to the Compensation Committee, and the Compensation Committee concurred, that the following discretionary bonuses be awarded: Chair/CEO ($40,000); CEO/Bank ($50,000); CFO ($17,500); and CRO ($17,500).

	Bonus Incentive	Additional	Total Award Tied to Bonus
	Compensation Program	Discretionary Bonus	Incentive Compensation
	Award (Entry Level	Award (10% of	Program plus Additional
Named Executive Officer	Objective of 70%)	Bonus Potential)	Discretionary Bonus
Chair/CEO	$280,000	$40,000	$320,000
CEO/Bank	$350,000	$50,000	$400,000
CFO	$122,500	$17,500	$140,000
CRO	$122,500	$17,500	$140,000

2022 Bonus Incentive Compensation Program Award for PRES/RPG

Unlike other NEOs, whose goals were based on the Company’s fiscal year of January 1 through December 31, for 2022, the Pres/RPG had goals based on RPG’s seasonally based measurement period from October 1, 2021 through September 30, 2022 (the “Measurement Period”).

The Bonus Incentive Compensation Program potential for the Pres/RPG is tied to the RPG GOP. For the Pres/RPG’s Measurement Period, the GOP objectives were set at the following:

◾	“Entry Level” objective for RPG GOP was set at $48,000,000 (60% of the “Maximum Level”);
◾	“Mid-Level” objective for RPG GOP was set at $50,000,000 (80% of the “Maximum Level”); and
◾	“Maximum Level” objective for RPG GOP was set at $52,000,000 (100% of the “Maximum Level”).

2023 PROXY STATEMENT	43

	Bonus Incentive		RPG GOP
Bonus Incentive Compensation	Compensation	Percentage of	for 2021-2022
Program Level Objectives	Program Potential	Maximum Level	Measurement Period
Entry Level	$225,000	60%	$48,000,000
Mid-Level	$300,000	80%	$50,000,000
Maximum Level	$375,000	100%	$52,000,000

For the 2021-2022 Measurement Period, the RPG GOP achieved, as measured under the Bonus Incentive Compensation Plan, was $41,753,800, and for this reason, the Entry Level objective for the Pres/RPG was not met under the Bonus Incentive Compensation Program. This was primarily due to one RPG division, Republic Credit Solutions’ (“RCS”), failure to meet its GOP goal resulting from pandemic-related strategic decisions that limited the growth of the RCS program. The benefit of the Settlement, and associated expense, was considered an unusual, extraordinary, and nonrecurring item and, accordingly, was not included in the RPG GOP.

On October 13, 2022, upon the recommendation of the Chair/CEO and based upon the overall performance of the associates tied to RPG GOP, including Pres/RPG, the Compensation Committee approved a discretionary bonus payout for the Pres/RPG of $112,500 – half of the Entry Level objective bonus potential under the Bonus Incentive Compensation Program.

The Company’s Stock Incentive Plan and Non-Employee Director and Key Employee Deferred Compensation Plan

The Company’s primary form of equity-based incentive compensation historically has been stock options and restricted stock awards. The Company historically used this type of compensation due to previously favorable accounting and tax treatment. Stock option and restricted stock awards also are granted by most of the Company’s competitors, and the Compensation Committee believes stock option and restricted stock awards are an expectation of business executives in Republic’s marketplace. Despite the ramifications from the adoption of the Financial Accounting Standards Board (“FASB”) ASC Topic 718, the Compensation Committee believes that stock option awards, as well as restricted stock awards, and performance stock units (“PSUs”) serve as favorable retention tools and enhance the Company’s ability to maintain the employment of its high performing executives.

In the view of the Chair/CEO and the Compensation Committee, the significant stock holdings of the Chair/CEO and his related interests provide material executive motivation to not only preserve but to grow shareholder value, particularly long-term shareholder value. Therefore, stock awards have not been traditionally awarded to the Chair/CEO.

Any equity incentives for NEOs are typically recommended to the Compensation Committee by the Chair/CEO and CEO/Bank. In choosing the date for the grant of equity incentives, the Compensation Committee gives no consideration to market events, as any relationship between the equity incentive date and the price of the Company’s stock on that date is strictly coincidental.

2023 AWARDS UNDER THE COMPANY’S 2015 STOCK INCENTIVE PLAN

The Company’s 2015 Stock Incentive Plan provides for stock option grants and various types of stock awards, including nonqualified stock options (“NQSOs”), shares of restricted stock (“Restricted Shares”), and PSUs as part of its long-term incentive program for certain executive officers.

On January 17, 2023, the Compensation Committee awarded Restricted Shares, PSUs, and NQSOs (collectively the “Equity Awards”) to certain executive officers, including the CEO/Bank, CFO, and CRO.

The CEO/Bank was granted the following:

●	4,757 Restricted Shares, vesting December 31, 2025;
●	4,757 PSUs; and
●	21,505 NQSOs, that are exercisable between December 31, 2025 and December 31, 2026.

44	Republic Bancorp, Inc.

The CFO and CRO were each granted the following:

●	1,189 PSUs; and
●	5,376 NQSOs, that are exercisable between December 31, 2025 and December 31, 2026.

The awarded PSUs are expected to be settled in early 2024 by issuance of Restricted Shares (shares generally subject to forfeiture if employment ends before December 31, 2025) based on the Company’s achievement of certain return on average assets (“ROAA”) percentages and efficiency ratios. In addition, in order to receive a payout for either the ROAA percentages or efficiency ratios, the Company must maintain its ranking with its baseline as of September 30, 2022 for that particular category among a group of selected peers. All shares of stock issued under the PSUs or as Restricted Shares must be held by the officer for a period of two years after the vesting date.

Stock Ownership Requirements

The Board and Compensation Committee has set stock ownership guidelines for the CEO/Bank, CFO, Pres/RPG, and CRO requiring them to own a minimum of two (2) times their base salaries in Company stock within five (5) years from January 2021. All shares of stock issued under the PSUs or as Restricted Shares must be held by the officer for a period of two (2) years after the grant date, and all shares issued under the NQSOs must be held for a period of two (2) years following the exercise date.

Anti-Hedging Provision

The Company has an insider trading policy that, among other things, prohibits all of its employees (including Executive Officers) and Directors from engaging in hedging transactions in the Company’s shares. Hedging transactions can be accomplished through a number of ways, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds. Such transactions may permit a Director, Executive Officer, or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the Director, Executive Officer, or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, Directors, Executive Officers, and employees are prohibited from engaging in any hedging transactions.

2022 Change in Control Severance Agreements

On January 27, 2022, in furtherance of its long-term incentive objectives, the Board approved Change in Control Severance Agreements with certain Executive Officers, including the Chair/CEO, CEO/Bank, CFO, CRO, and Pres/RPG (collectively, “Change in Control Agreements”). The CEO/Bank’s Change in Control Agreement replaces certain terms of the CEO/Bank’s 2020 Employment Agreement. These Change in Control Agreements include two (2) year noncompete, non-solicitation, and confidentiality clauses that apply whether or not a change in control occurs and incorporate restrictive covenants into each equity award.

Non-Employee Director and Key Employee Deferred Compensation Plan

To further tie executives’ interests with those of the Company’s shareholders, stock reserved for issuance under the Stock Incentive Plan is also used to cover payment in stock under the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan, which provides for matching of NEOs’ or EOs’ deferrals. Both voluntary deferrals and such matching are deemed to be invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts are converted into stock equivalents on a quarterly basis.

The Company’s Acquisition Bonus Plan

In addition to the incentive potential described above, in 2022, certain NEOs could have qualified under the Company’s Acquisition Bonus Plan for an additional incentive bonus to be determined by the Chair/CEO and CEO/Bank and approved by the Company’s Compensation Committee relating to Company or Bank acquisitions.

The purpose of the Acquisition Bonus Plan was to reward the job performance of associates of the Company, including certain NEOs, who materially participated in the negotiation, consummation, and transition of an acquisition or merger

2023 PROXY STATEMENT	45

and contributed to the long-term profitability of the acquisitions, whether through an asset purchase, stock purchase, merger, or other corporate transaction.

During 2022, no acquisitions triggered the Acquisition Bonus Plan, and the Chair/CEO and CEO/Bank did not request that the Compensation Committee re-affirm the Acquisition Bonus Plan for 2023, and the Compensation Committee terminated the plan at its February 21, 2023 meeting.

The Company’s TRS Transaction Bonus Program

In 2021, the Company adopted an additional bonus program (“TRS Transaction Bonus Program”) for certain associates (“Covered Associates”) in connection with the Company’s entry into an Asset Purchase Agreement on May 13, 2021 (“Asset Purchase Agreement”), through which Green Dot Corporation (“Green Dot”) would purchase substantially all of the assets and operations of the Bank’s TRS business. The TRS Transaction Bonus Program’s payout was structured with two payments: (1) the first bonus payment for one half of the aggregate bonus potential would be triggered by the closing date of the sale transaction and (2) the second bonus payment for one half of the bonus potential would be made one year from the closing date of the sale transaction if the associate remained employed by the Bank at that time.

On May 19, 2021, the Company’s Compensation Committee and Board of Directors approved the TRS Transaction Bonus Program for certain Executive Officers, including three NEOs: the CFO, CRO, and Pres/RPG. The Bonus Program provided the CFO with an aggregate bonus potential of $250,000, the CRO with an aggregate bonus potential of $250,000, and the Pres/RPG with an aggregate bonus potential of $600,000. Green Dot terminated the Asset Purchase Agreement in 2021; accordingly, no payments were made under the TRS Transaction Bonus Program that year.

Subsequently, the Bank filed a lawsuit in the Delaware Court of Chancery (the “Lawsuit”) for breach of contract against Green Dot for Green Dot’s failure to consummate the transaction contemplated in the Asset Purchase Agreement. On June 3, 2022, the Bank and Green Dot entered into a settlement agreement to resolve the Lawsuit. In accordance with the Settlement, on June 6, 2022, Green Dot paid to the Bank $13 million, which was in addition to a $5 million termination fee that Green Dot paid to the Bank during the first quarter of 2022 in accordance with the Asset Purchase Agreement.

Even though the TRS transaction did not close, the Company awarded the Covered Associates a discretionary bonus for the work they performed on the TRS transaction and the resulting Lawsuit. On June 27, 2022, the Compensation Committee, at the Chair/CEO’s recommendation, exercised its discretion to award this discretionary bonus to certain Executive Officers, including the CFO, CRO, and Pres/RPG. Through this discretionary bonus, the Compensation Committee awarded the CFO $75,000, the CRO $75,000, and the Pres/RPG $180,000.

The Company’s Post-Employment Benefits

As discussed above and further described under the heading “Post-Employment Compensation” in this proxy statement, the Company has entered into Change in Control Agreements with each of the NEOs who served in that capacity during 2022.

46	Republic Bancorp, Inc.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Ernest W. Marshall, Jr, Chair

George Nichols III

Susan Stout Tamme

Mark A. Vogt

2023 PROXY STATEMENT	47

CERTAIN INFORMATION AS TO MANAGEMENT

The following table contains information concerning the compensation received by the Company’s Chair/CEO, its CFO, and its other three most highly compensated Executive Officers for the fiscal year ended December 31, 2022:

48	Republic Bancorp, Inc.

2022 SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
						Incentive Plan	Deferred	All Other
				Stock	Option	Compensation	Compensation	Compensation
Name and Principal		Salary	Bonus (1)	Awards (2)	Awards (2)	(3)	Earnings (4)	(5)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Steven E. Trager (Chair/CEO)	2022	441,657	40,000	—	—	280,000	—	42,695	804,352
	2021	434,808	187,500	—	—	—	—	41,742	664,050
	2020	425,000	—	—	—	175,000	—	41,217	641,217
Logan M. Pichel (CEO/Bank)	2022	650,000	50,000	556,629	202,694	350,000	—	20,544	1,829,867
	2021	650,000	250,000	519,057	184,439	—	—	16,944	1,620,440
	2020	350,000	325,000	25,000	424,997	—	—	88,099	1,213,096
Kevin D. Sipes (CFO)	2022	364,341	92,500	108,560	50,668	122,500	—	24,644	763,213
	2021	358,958	113,750	122,658	33,863	—	—	24,044	653,273
	2020	354,055	—	25,000	12,416	122,500	—	23,996	537,967
William R. Nelson (Pres/RPG)	2022	394,935	292,500	108,560	50,668	—	—	14,087	860,750
	2021	384,504	60,000	122,658	33,863	315,000	—	13,401	929,426
	2020	382,538	—	25,000	12,416	210,000	—	13,208	643,162
John T. Rippy (CRO)	2022	337,269	92,500	108,560	50,668	122,500	—	20,088	731,585

(1)	Amounts reflect the following 2022 discretionary bonuses:
a)	As discussed in the “2022 Bonus Incentive Program Award for Chair/CEO, CEO/Bank, CFO, and CRO” section of the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company awarded all associates tied to the Total Company GOP, including the Chair/CEO, CEO/Bank, CFO, and CRO, a discretionary bonus of an additional 10% (for a total of 80% of their bonus potential under the Bonus Incentive Compensation Program). The amounts shown above represent the Chair/CEO’s discretionary bonus of $40,000; CEO/Bank’s discretionary bonus of $50,000; the CFO’s discretionary bonus of $17,500; and the CRO’s discretionary bonus of $17,500.
b)	As discussed in the “2022 Bonus Incentive Compensation Program for Pres/RPG” section of the “Compensation Discussion and Analysis” section of this Proxy Statement, based upon their overall performance, the associates tied to RPG GOP, including Pres/RPG, received a discretionary bonus payout of one half of the Entry Level objective under their Bonus Incentive Compensation Program, even though the Entry Level objective was not met. The amounts shown above represents Pres/RPG’s resulting discretionary bonus of $112,500.
c)	As discussed in “The Company’s TRS Transaction Bonus Program” section of the “Compensation Discussion and Analysis” section of this Proxy Statement, certain associates, including the CFO, CRO, and Pres/RPG received the following discretionary bonuses in connection with their work on the TRS transaction and ensuing Lawsuit. The amounts shown above include the following discretionary bonuses for the CFO ($75,000), CRO ($75,000), and Pres/RPG ($180,000).

2023 PROXY STATEMENT	49

(2)	Amounts shown represent the aggregate grant date fair values computed in accordance with Accounting Standards Codification, Topic 718. See table “Grants of Plan Based Awards During 2022” in this Proxy Statement for a detail listing for each award grant and its corresponding fair value as of the date of grant. For a discussion of the assumptions used in determining these values, see Note 17 of the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

In addition, the “Stock Awards” column also includes the $25,000 fair value of deferred compensation matches in 2022 for each of the CEO/Bank, CFO, Pres/RPG, and CRO. These deferred compensation matches were previously categorized under the “All Other Compensation” column of this table in years’ past. As a result of the new Pay Versus Performance table added to this proxy statement this year, the Company believes this Company match would be more appropriately reflected in the Stock Awards column on a go-forward basis, with any adjustments to their fair values at year-end being reflected in the Pay Versus Performance table. All such Company matches presented in this proxy statement for 2020 and 2021 have been reclassified into the Stock Awards column, as well, for the periods in which they occurred.

(3)	The amounts in column (g) reflect incentive compensation earned during the covered year and paid on the Company’s following March incentive payout date for achievement of Company and Bank goals.
(4)	Republic does not provide above-market or preferential earnings on deferred compensation. See the 2022 Nonqualified Deferred Compensation table narrative for information about deferred compensation.
(5)	The NEOs participate in the 401(k) Plan on the same basis as other salaried employees. The NEOs have also, historically, received limited perquisites. These benefits are provided to NEOs to enhance their total compensation and provide a package that is competitive with market practices. In addition to customary travel and business expenses, benefits are also provided to NEOs to support their long-term health and wellness, retirement, and security and protection so as to ensure that they are best able to focus on the success on the Company.

For 2022, the amounts in column (i) include the following:

				Auto Allowance or
				Personal Use of
	401(k) Matching	Life Insurance	Club	Company Owned
	Contributions	Policies	Memberships	Vehicles	Parking	Total
Name	($)	($)	($)	($)	($)	($)

Steven E. Trager (Chair/CEO)	12,200	1,344	18,051	9,600	1,500	42,695
Logan M. Pichel (CEO/Bank)	12,200	1,344	5,500	—	1,500	20,544
Kevin D. Sipes (CFO)	12,200	1,344	—	9,600	1,500	24,644
William R. Nelson (Pres/RPG)	12,200	807	—	—	1,080	14,087
John T. Rippy (CRO)	12,200	1,344	5,044	—	1,500	20,088

Narrative Discussion of the Summary Compensation Table

The Summary Compensation Table lists the compensation for the Company’s Chair/CEO, its CFO, and its other three most highly compensated Executive Officers for the fiscal year ended December 31, 2022. The material terms of the pay elements included in the Summary Compensation Table are described above in the “Compensation Discussion and Analysis” section of this Proxy Statement.

50	Republic Bancorp, Inc.

GRANTS OF PLAN BASED AWARDS DURING 2022

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Full Grant
									Number	Number of	or Base	Date
Named									of Shares	Securities	Price of	Fair
Executive			Estimated Future Payouts Under Non-			Estimated Future Payouts Under			of Stock	Underlying	Option	Value of
Officer	Grant Date	Grant Type	Equity Incentive Plan Awards			Equity Incentive Plan Awards			or Units	Options	Awards	Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Steven E. Trager (Chair/CEO)	01/01/2022	Annual Incentive	(1)	280,000	400,000	—	—	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	01/01/2022	Annual Incentive	(1)	350,000	500,000	—	—	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	01/18/2022	Stock Option	—	—	—	—	—	—	—	19,474	51.39	202,694
Logan M. Pichel (CEO/Bank)	01/18/2022	Restricted Stock Award	—	—	—	—	—	—	3,839	—	—	197,286
Logan M. Pichel (CEO/Bank)	01/18/2022	Performance Stock Unit	—	—	—	3,839	3,839	3,839	—	—	—	197,286
Logan M. Pichel (CEO/Bank)	01/18/2022	Restricted Stock Award	—	—	—	—	—	—	2,667	—	—	137,057
Kevin D. Sipes (CFO)	01/01/2022	Annual Incentive	(1)	122,500	175,000	—	—	—	—	—	—	—
Kevin D. Sipes (CFO)	01/18/2022	Stock Option	—	—	—	—	—	—	—	4,868	51.39	50,668
Kevin D. Sipes (CFO)	01/18/2022	Performance Stock Unit	—	—	—	959	959	959	—	—	—	49,283
Kevin D. Sipes (CFO)	01/18/2022	Restricted Stock Award	—	—	—	—	—	—	667	—	—	34,277
William R. Nelson (Pres/RPG)	01/18/2022	Stock Option	—	—	—	—	—	—	—	4,868	51.39	50,668
William R. Nelson (Pres/RPG)	01/18/2022	Performance Stock Unit	—	—	—	959	959	959	—	—	—	49,283
William R. Nelson (Pres/RPG)	01/18/2022	Restricted Stock Award	—	—	—	—	—	—	667	—	—	34,277
William R. Nelson (Pres/RPG)	11/01/2022	Annual Incentive	(1)	225,000	375,000	—	—	—	—	—	—	—
John T. Rippy (CRO)	01/01/2022	Annual Incentive	(1)	122,500	175,000	—	—	—	—	—	—	—
John T. Rippy (CRO)	01/18/2022	Stock Option	—	—	—	—	—	—	—	4,868	51.39	50,668
John T. Rippy (CRO)	01/18/2022	Performance Stock Unit	—	—	—	959	959	959	—	—	—	49,283
John T. Rippy (CRO)	01/18/2022	Restricted Stock Award	—	—	—	—	—	—	667	—	—	34,277
(1)	Represents target and maximum payout levels for awards granted under the NEO Bonus Incentive Compensation Program for 2022 performance. The performance goals and target payout under the Bonus Incentive Compensation Program for each NEO are described in the “Compensation Discussion and Analysis” section of this Proxy Statement. The actual amount of incentive compensation earned by each NEO is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for the year in which it was earned. Additional information regarding the design of the NEO Bonus Incentive Compensation Program is included in the Compensation Discussion and Analysis.

2023 PROXY STATEMENT	51

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2022

Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
								Equity	Incentive
			Equity					Incentive	Plan
			Incentive					Plan	Awards:
			Plan			Number		Awards:	Market or
			Awards:			of Shares	Market	Number of	Payout Value
	Number of	Number of	Number of			or Units	Value of	Unearned	of Unearned
	Securities	Securities	Securities			of Stock	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			That	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Have	Stock That	Rights That	Rights That
	Options	Options (1)	Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Vested
Named Executive Officer	(#)	(#)	(#)	($)	Date	(#)(2)	($)	(#)	($)

Steven E. Trager (Chair/CEO)	—	—	—	—	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	—	74,995	—	32.61	12/31/2024	14,778	604,716	—	—
	—	32,257	—	35.68	12/31/2024
	—	19,474	—	51.39	12/31/2025
Kevin D. Sipes (CFO)	—	5,000	—	36.29	12/31/2024	5,000	204,600	—	—
	—	1,500	—	35.92	03/09/2025
	—	4,868	—	51.39	12/31/2025
	—	1,500	—	35.92	03/09/2026
William R. Nelson (Pres/RPG)	—	5,000	—	36.29	12/31/2024	5,000	204,600	—	—
	—	1,500	—	35.92	03/09/2025
	—	4,868	—	51.39	12/31/2025
	—	1,500	—	35.92	03/09/2026
John T. Rippy (CRO)	—	5,000	—	36.29	12/31/2024	5,000	204,600	—	—
	—	1,500	—	35.92	03/09/2025
	—	4,868	—	51.39	12/31/2025
	—	1,500	—	35.92	03/09/2026
(1)	The first exercisable date for each option listed by expiration date is as follows:
Exercisable Date	Expiration Date
12/31/2023	12/31/2024
03/10/2024	03/09/2025
12/31/2024	12/31/2025
03/10/2025	03/09/2026
(2)	Includes 3,000 restricted shares awarded to Pres/RPG, CFO, and CRO on March 30, 2018 that vest 50% on March 30, 2023 and 50% on March 30, 2024.

Includes 5,605 restricted shares awarded to CEO/Bank on January 4, 2021 that vest on December 31, 2023, and 2,667 restricted shares awarded to CEO/Bank and 1,333 restricted shares awarded to each of Pres/RPG, CFO, and CRO on January 27, 2021 that vest on December 31, 2023.

Includes 6,506 restricted shares awarded to CEO/Bank and 667 restricted shares awarded to each of Pres/RPG, CFO, and CRO on January 18, 2022 that vest on December 31, 2024.

52	Republic Bancorp, Inc.

OPTION EXERCISES AND STOCK VESTED DURING 2022

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Named Executive Officer	(#)	($)	(#)	($)

Steven E. Trager (Chair/CEO)	—	—	—	—
Logan M. Pichel (CEO/Bank)	—	—	—	—
Kevin D. Sipes (CFO)	—	—	—	—
William R. Nelson (Pres/RPG)	—	—	—	—
John T. Rippy (CRO)	—	—	—	—

2023 PROXY STATEMENT	53

NONQUALIFIED DEFERRED COMPENSATION

The Compensation Committee may designate key employees as eligible to participate in the Non-Employee Director and Key Employee Deferred Compensation Plan (the “Deferred Plan”) and did so for the first time in 2018. Amounts deferred in the plan are deemed to be invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts are converted into stock equivalents on a quarterly basis. Key employee participants may elect to defer up to 50% of their base salary for an initial period of five years from the beginning of the year in which the deferral is made, with the ability to extend the deferral for additional five-year periods. The Company provides a matching program for key employee participants whereby the Company will make a matching contribution equal to up to 100% of the amount of compensation deferred by such participant under the plan, subject to an annual dollar cap established annually by the Compensation Committee. The matching amount is subject to forfeiture until it vests on December 31st of the year that is five years from the beginning of the year that the Company match is made, subject to acceleration of vesting upon death, disability, or a change in control.

The “Nonqualified Deferred Compensation” table below shows the 2022 account activity for each NEO and includes each participating NEO’s contributions, Company matching contributions, earnings, withdrawals, and distributions and the aggregate balance of each NEO’s total deferral account as of December 31, 2022.

(a)	(b)	(c)	(d)	(e)	(f)
				Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Aggregate
	Contributions (1)	Contributions (2)	Earnings	Distributions	Balance (3)
Named Executive Officer	($)	($)	($)	($)	($)

Steven E. Trager (Chair/CEO)	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	25,000	25,000	(24,820)	—	159,823
Kevin D. Sipes (CFO)	25,000	25,000	(42,159)	—	243,456
William R. Nelson (Pres/RPG)	25,000	25,000	(38,733)	—	226,930
John T. Rippy (CRO)	25,000	25,000	(42,213)	—	243,604
(1)	The amounts in this column are also included in the “Summary Compensation Table” in columns (c) and (j) for the NEOs.
(2)	The amounts listed in this column are also included in the “Summary Compensation Table” in columns (e) and (j) for the NEOs.
(3)	The aggregate amounts shown in column (f) include the following amounts that were reported as compensation to the NEOs in the “Summary Compensation Table” in Republic’s previous proxy statements:
◾	For CEO/Bank, a total of $50,000 was reported (2020), and $50,000 (2021);
◾	For CFO, a total of $32,572 was reported (2018), $50,000 (2019), $50,000 (2020), and $50,000 (2021);
◾	For Pres/RPG, a total of $17,000 was reported (2018), $50,000 (2019), $50,000 (2020), and $50,000 (2021).

54	Republic Bancorp, Inc.

POST-EMPLOYMENT COMPENSATION

On January 27, 2022, the Board approved Change in Control Severance Agreements for certain Executive Officers, including the Chair/CEO, CEO/Bank, Pres/RPG, CFO, and the CRO (collectively, the “Change in Control Agreements”). The Change in Control Agreements provide the following to an NEO whose employment is terminated after a change in control by the Company other than for cause or by the NEO for good reason who signs a release of all claims:

1)	Payment to the NEO of the unpaid balance of the NEO’s full base salary through the date of termination;
2)	Severance compensation equal to two times the NEO’s base salary plus the average bonus paid to the NEO in the prior three years, payable in installments over the 24 months following termination;
3)	Reimbursement, as incurred, for all legal fees and expenses incurred by the NEO resulting from the termination;
4)	Accelerated exercisability of all stock options and stock appreciation rights held by the NEO immediately prior to the termination;
5)	Maintenance in full-force and effect, for the benefit of the NEO for two years following the date of termination, participation in all employee welfare benefit plans of the Company or Bank; and
6)	Assignment to the NEO any assignable interest in any life insurance policy the Company owns on the NEO’s life.

Payments under the Change in Control Agreements to an executive who is a “key employee” will be delayed to the extent they are not exempt “severance” as defined in Internal Revenue Code Section 409A, until six (6) months following the executive’s separation from service from Republic and the Bank. The initial payment to an executive will include any make-up payments that would have been made to the executive but for the delay due to the executive’s status as a “key employee”. The benefits under the Change in Control Agreements may be reduced if they would trigger an excise tax under Internal Revenue Code Section 280G, but only if the net after tax value to the executive after such reduction is higher than it would be if the entire amount were paid and the executive paid the related excise taxes.

The Change in Control Agreements also include noncompete, non-solicitation, and confidentiality covenants that apply whether or not a termination triggers severance or a change in control has occurred.

For purposes of all these agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the “Trager Family Members” as a group or a reduction to less than 25% of the combined voting power of the stock held by the “Trager Family Members.”

Detail of executive agreements that trigger post-employment payments, trigger events, and estimated payment amount/values, including the potential spread in value that would be realized on as-yet unvested equity awards or upon accelerated vesting of deferred compensation plan matching if a change in control had occurred on December 31, 2022, are summarized in the following table.

2023 PROXY STATEMENT	55

			Estimated
			Payment
Executive Name	Agreement Which Triggers Payments	Trigger Event	Amount/Value (1)

Steven E. Trager (Chair/CEO)	Change in Control Agreement - Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,228,063	(2)

Logan M. Pichel (CEO/Bank)	Change in Control Agreement – Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$3,349,958	(3)

Kevin D. Sipes (CFO)	Change in Control Agreement – Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,364,598	(3)

William R. Nelson (Pres/RPG)	Change in Control Agreement – Change in Control Severance Agreement equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,681,461	(3)

John T. Rippy (CRO)	Change in Control Agreement – Change in Control Severance Agreement equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,227,713	(3)

(1)	Each of these agreements is described in more detail in the section above.
(2)	The estimated values are determined based on the Change in Control Agreement’s terms, and assuming a trigger event for payment occurred on December 31, 2022. Further assumes the value of benefits continuing for up to 24 months was assumed to be equal to two times the Bank’s cost of health, dental, life, and long-term disability for the NEO for the fiscal year ending 2022. While the Chair/CEO’s Change in Control Agreement allows for the accelerated vesting of stock options, restricted and performance stock upon a change in control, the Chair/CEO had no such unvested awards outstanding as December 31, 2022. In addition, while each such Change in Control Agreement includes a possible reduction on the total amounts owed based on the parachute limits of Internal Revenue Code Section 280G, no reduction is expected to apply for any of these NEOs.
(3)	The estimated values are determined based on the Change in Control Agreements’ terms, and assuming a trigger event for payment occurred on December 31, 2022. Further assumes (i) the value of benefits continuing for up to 24 months was assumed to be equal to two times the Bank’s cost of health, dental, life, and long-term disability for the NEO for the fiscal year ending 2022 and (ii) because vesting accelerates on stock options, restricted, and performance stock upon change in control, an amount equal to the closing price for the Company’s stock as of the last trading date in 2022, less any exercise price due to be paid, times each NEO’s total outstanding unvested awards. While each such Change in Control Agreement includes a possible reduction on the total amounts owed based on the parachute limits of Internal Revenue Code Section 280G, no reduction is expected to apply for any of these NEOs.

56	Republic Bancorp, Inc.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the Company provides the following information about the relationship between executive compensation actually paid to the Company’s principal executive officer (“PEO”), who is the Chair/CEO, and non-PEO NEOs by the Company and certain financial performance of the Company. For further information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

			Average		Value of Initial Fixed $100 Investment Based On:
			Summary	Average
	Summary		Compensation	Compensation		Peer Group		Gross
	Compensation	Compensation	Table Total for	Actually Paid	Total	Total		Operating
	Table Total for	Actually Paid	Non-PEO	to Non-PEO	Shareholder	Shareholder	Net Income	Profit
	PEO¹	to PEO²	NEOs³	NEOs⁴	Return⁵	Return⁶	(thousands)⁷	(thousands)⁸
Year	($)	($)	($)	($)	($)	($)	($)	($)

2022	804,352	804,352	1,046,354	530,140	98.86	100.39	91,106	116,845
2021	664,050	664,050	975,474	1,330,208	117.82	126.45	87,611	111,442
2020	641,217	641,217	761,975	717,809	80.82	90.69	83,246	102,633

1 This column represents the amount of total compensation reported for the Chair/CEO for each corresponding year in the “Total” column of the “Summary Compensation Table” of this Proxy Statement.

2 This column represents the amount of “compensation actually paid” to the Chair/CEO, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to the Chair/CEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, as outlined in the following table, no adjustments were made to the Chair/CEO’s total compensation for each year to determine the compensation actually paid:

					Deductions
		Bonus and			from	Additions to
		Non-Equity	Other	Summary	Summary	Summary
		Incentive	Compensation	Compensation	Compensation	Compensation	Compensation
	Salary	Compensation	(a)	Table Total	Table Total (b)	Table Total (c)	Actually Paid
Year	($)	($)	($)	($)	($)	($)	($)

2022	441,657	320,000	42,695	804,352	-	-	804,352
2021	434,808	187,500	41,742	664,050	-	-	664,050
2020	425,000	175,000	41,217	641,217	-	-	641,217

(a)	This column represents “all other compensation” reported for the Chair/CEO for each corresponding year in the “Total” column of the Summary Compensation Table in the year shown. Please refer to the “Summary Compensation Table” section of this Proxy Statement.

(b)	This column represents the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year which was $0 for the Chair/CEO. The Company does not provide a pension or above market or preferential earnings on deferred compensation that is not tax qualified to its NEOs or any of its associates.

(c)	This column represents an adjusted amount of the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year (a “Subject Year”). For a Subject Year, this adjusted

2023 PROXY STATEMENT	57

amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the Chair/CEO to arrive at “compensation actually paid” to the Chair/CEO for that Subject Year. This adjusted amount is determined by subtracting the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the Subject Year and the addition (or subtraction, as applicable) of the following for that Subject Year: (i) the year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the Subject Year; (iii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year. The Chair/CEO did not have any outstanding “Stock Awards” or “Option Awards” during the years 2020, 2021, and 2022.

436,636

3 This column represents the average of the amounts reported for the Company’s NEOs as a group (excluding the Chair/CEO) in the “Total” column of the Summary Compensation Table in each applicable year. Please refer to the “Summary Compensation Table” section of this Proxy Statement for the applicable year. The names of each of the NEOs (excluding the Chair/CEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, CEO/Bank, CFO, Pres/RPG, and CRO; (ii) for 2021, CEO/Bank, CFO, Pres/RPG, and the Chief Mortgage Banking Officer (the “CMBO”); and (iii) for 2020, CEO/Bank, CFO, Pres/RPG, and CMBO.

4 This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding the Chair/CEO ), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the Chair/CEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding the Chair/CEO) for each year to determine the compensation actually paid, using the same adjustment methodology described above in Note 2(c):

					Deductions
		Bonus and			from	Additions to
		Non-Equity		Summary	Summary	Summary
		Incentive	Other	Compensation	Compensation	Compensation	Compensation
	Salary	Compensation	Compensation (a)	Table Total	Table Total (b)	Table Total (c)	Actually Paid
Year	($)	($)	($)	($)	($)	($)	($)

2022	436,636	280,625	44,841	1,046,354	(309,252)	(206,962)	530,140
2021	431,967	265,938	42,185	975,474	(260,361)	615,095	1,330,208
2020	353,364	233,125	59,925	761,975	(140,561)	96,395	717,809

(a)	This column reflects “all other compensation” reported for each corresponding year in the “Total” column of the Summary Compensation Table in the year shown. Please refer to the “Summary Compensation Table” section of this Proxy Statement.

(b)	This column represents the grant date fair value of the Company match of stock equivalents during 2022 through the Nonqualified Deferred Compensation Plan and the grant date fair value of the equity awards granted during 2022. These items are reported in the “Stock Awards” and “Option Awards” columns in the respective years’ within the Summary Compensation Table. Please refer to the “Summary Compensation Table” section of this Proxy Statement for the applicable year.

(c)	This column represents an adjustment to the average of the amounts reported for the NEOs as a group (excluding the Chair/CEO) and includes:

58	Republic Bancorp, Inc.

a.	the change in the fair value of the cumulative unvested Company match of the stock equivalents through the Nonqualified Deferred Compensation Plan, as well as those amounts which vested during the respective year; and

b.	the change in fair value of the cumulative unvested equity awards and those that vested during the respective year, all of which were previously included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table in each applicable year determined using the same methodology described above in Note 2(c).

For each year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each NEO (excluding the Chair/CEO) to arrive at “compensation actually paid” to each NEO (excluding the Chair/CEO) for that year, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding the Chair/CEO) for that year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts added or subtracted to determine the adjusted average amount are as follows:

Value of
Dividends or
other
Earnings Paid
		Year over				on Stock or
		Year Change			Fair Value	Option Awards
		in Fair Value	Fair Value		at the End	not Otherwise
		of	as of	Change in	of the Prior	Reflected in
		Outstanding	Vesting	Fair Value	Year of	Fair Value or
		and	Date of	of Equity	Equity	Total
		Unvested	Equity	Awards	Awards	Compensation
	Fair Value	Equity	Awards	Granted	that Failed	in the
	of Equity	Awards at	Granted	in Prior	to Meet	Summary	Adjusted
	Awards	FYE Granted	and	Years that	Vesting	Compensation	Value of
	Granted in	in Prior	Vested in	Vested in	Conditions	Table for the	Equity
	the Year	Years	the Year	the Year	in the Year	Year	Awards
Year	($)	($)	($)	($)	($)	($)	($)

2022	141,026	(354,983)	-	(2,259)	-	9,254	(206,962)
2021	309,624	300,222	-	-	-	5,249	615,095
2020	176,214	(30,348)	-	(51,996)	-	2,525	96,395

5 This column represents cumulative Company total shareholder return (“TSR”). TSR is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2020, 2021 and 2022), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6 This column represents cumulative peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated, and otherwise computed in accordance with Note 5. The peer group used for this purpose is the KBW NASDAQ Bank Index, a published industry index.

7 This column represents the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8 This column represents the amount of gross operating profit (pre-tax net income) reflected in the Company’s audited financial statements for the applicable year.

2023 PROXY STATEMENT	59

Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the most important metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing the Company’s NEOs to increase the value of our business for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

PEO
Total Company Gross Operating Profit

CEO/Bank, CFO, CRO
Total Company Gross Operating Profit
Company ranking versus peers on return on average assets (ROAA)
Company ranking versus peers on efficiency ratios

Pres/RPG
Republic Processing Group Gross Operating Profit
Company ranking versus ROAA
Company ranking versus peers on efficiency ratios

Analysis of the Information Presented in the Pay versus Performance Table

While the Company utilizes several performance measures to align executive compensation with Company performance (as described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement), not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company does not specifically align the Company’s performance measures with compensation actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following the descriptions of the relationships between the information presented in the Pay versus Performance table below.

60	Republic Bancorp, Inc.

Compensation Actually Paid and Cumulative TSR

Compensation Actually Paid and Net Income*

* As further outlined in the table below, Net income - Adjusted excludes the after-tax income and associated expenses related to the Settlement.

	2020	2021	2022
Year	($)	($)	($)

Net Income - GAAP	83,246	87,611	91,106
Net Income, including associated expenses, related to the Settlement	-	1,444	(13,227)
Net Income - Adjusted	83,246	89,055	77,879

2023 PROXY STATEMENT	61

Compensation Actually Paid and Gross Operating Profit*

* As further outlined in the table below, Gross Operating Profit - Adjusted excludes the income and associated expenses related to the Settlement.

	2020	2021	2022
Year	($)	($)	($)

Gross Operating Profit - GAAP	102,633	111,442	116,845
Gross Operating Profit, including associated expenses, related to the Settlement	-	1,911	(17,086)
Gross Operating Profit - Adjusted	102,633	113,353	99,759

62	Republic Bancorp, Inc.

2022 PAY RATIO DISCLOSURE

Selection of Determination Date	The Company determined the median employee (“Median Employee”) as of December 31, 2022.

Identification of Median Employee

The Median Employee for 2022 is a full-time associate, is incentive eligible, and participates in the Bank’s 401(k) Plan and the life and disability insurance programs provided by the Bank. The Median Employee’s base compensation is $58,917. All elements of the Median Employee’s 2022 compensation, including incentives and the Company-paid cost of benefits mentioned below, totaled $62,029.

Calculation of Chair/CEO’s Annual Total Compensation

Using Chair/CEO’s income disclosed in the Summary Compensation Table of the proxy statement, the Company calculates the Chair/CEO’s total compensation for purposes of the pay ratio to be $804,352. As a result, the ratio of the CEO’s annual total compensation to that of the Company’s Median Employee is 13 to 1. The Company believes that this ratio is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure requirements.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value and
Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus (1)	Awards	Awards	Compensation	Earnings	Compensation (2)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Steven E. Trager (Chair/CEO)	2022	441,657	40,000	—	—	280,000	—	42,695	804,352
Median Employee	2022	58,915	100	—	—	1,250	—	1,764	62,029
(1)	See the “2022 Summary Compensation Table” in this Proxy Statement for a description of the Chair/CEO’s discretionary bonus. The Median Employee received a $100.00 gift card.

The Company determined the Median Employee as of December 31, 2022. The Chair/CEO’s total annual compensation is approximately thirteen (13) times larger than the median employee’s annual total compensation.

2023 PROXY STATEMENT	63

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report:

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe LLP, Republic’s independent registered public accounting firm, to audit the consolidated financial statements for conformity with accounting principles generally accepted in the United States of America. The Audit Committee has adopted a written charter describing the functions and responsibilities of the Audit Committee. The Audit Committee charter is available on the Company’s website at www.republicbank.com.

In connection with its review of Republic’s consolidated financial statements for fiscal year 2022, the Audit Committee has:

◾	Reviewed and discussed the audited consolidated financial statements with Republic’s management;
◾	Discussed with Republic’s independent registered public accounting firm those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the United States Securities and Exchange Commission;
◾	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and
◾	Approved the audit and non-audit services of the independent registered public accounting firm for 2022.

The Audit Committee has also discussed with management and the independent registered public accounting firm, the quality and adequacy of Republic’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks. The Audit Committee has procedures in place to receive and address complaints regarding accounting, internal controls, or auditing and other Company issues.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included as presented in Republic’s Annual Report on Form 10-K for the year ended December 31, 2022.

Members of the Audit Committee:

Mark A Vogt, CPA, Chair

Timothy S. Huval

Michael T. Rust

64	Republic Bancorp, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With respect to transactions involving the Company and its Directors, Executive Officers, and 5% shareholders, the Audit Committee’s charter provides that it will conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval by the Audit Committee is required for all such transactions (other than transactions governed by Regulation O of the Board of Governors of the Federal Reserve System, which have received the approval of the Board of Directors of the Bank). In reviewing a related party transaction, the Audit Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. In addition, the Board of Directors is informed of such related party transactions.

Leasing Arrangements.

Within the Louisville, Kentucky metropolitan area, the Bank leases space in buildings owned by a limited liability company, MAKBE, LLC, whose managing members are the children and nephews of Steven E. Trager, and limited liability companies whose managing members are Steven E. Trager and MAKBE, LLC. See notes to the table under “Share Ownership”. The buildings include Republic Corporate Center, that serves as both the Company’s main office and administrative headquarters in Louisville, Kentucky and is owned and leased by MAKBE, LLC, a limited liability company beneficially owned by the children and nephews of Steven E. Trager, including Andrew Trager-Kusman who also is a Director of the Bank and Company. During 2022, additional leasing relations included the Bank’s Hurstbourne Parkway banking center that is owned and leased to the Bank by Jaytee – Hurstbourne, LLC; the Bardstown Road banking center that is owned and leased to the Bank by Jaytee – Bardstown, LLC; the Springhurst banking center that is owned and leased to the Bank by Jaytee – Springhurst, LLC; and space at the Republic Plaza location that is owned and leased to the Bank by Jaytee Properties II SPE, LLC. Under certain of these lease arrangements, the Bank was responsible for the fit-up and certain build-out costs associated with the leased premises at those facilities. Altogether, these affiliates currently lease 225,009 square feet to the Bank and the Bank pays $408,816 per month in rent, with lease terms expiring between 2023 and 2030. The aggregate annual amount paid under these affiliate leasing arrangements in 2022 was $4,914,408. In accordance with the Audit Committee charter, each of the above leasing transactions was approved by the Board of Directors and the Audit Committee and all were determined by the Board of Directors and the Audit Committee to be on terms comparable to those that could have been obtained from unaffiliated parties.

Right of First Offer Agreement.

On September 19, 2007, Republic entered into a Right of First Offer Agreement (the “Agreement”) with Teebank and Bernard M. Trager and Jean S. Trager (collectively, the “Tragers”).

The Agreement does not restrict Teebank’s sale of shares of Republic common stock up until the trigger date (the “Trigger Date”) of the second to die of the Tragers. If Teebank desires to sell to a third party up to 1,000,000 shares of Class A Common Stock in the nine (9) months following the Trigger Date, Teebank must first offer the shares to Republic. Republic then has twenty (20) business days after the notice of a proposed sale to exercise the option, subject to satisfaction of any required regulatory notice requirements and receipt of all required regulatory approvals within sixty (60) days of the option exercise. The option exercise price is the Fair Market Value, as defined in the Agreement, of the shares on the closing date. Teebank is not required to consummate the transaction if the Fair Market Value on the closing date is less than 95% of the Fair Market Value on the date Teebank first gave notice of the proposed sale. Republic can exercise the option only if a majority of Republic’s Independent Directors determine at the time of exercise that the exercise is in Republic’s best interests.

2023 PROXY STATEMENT	65

The Agreement terminates on the first to occur of the following: (i) a Change in Control, as defined in the Agreement, of Republic, (ii) Republic’s duty to file reports required under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 is suspended, or (iii) fourteen (14) months following the Trigger Date. In addition, Teebank may terminate the Agreement following a material change in the anticipated impact of the estate tax laws and regulations upon the Tragers or their estates.

Employment Relationship and Consulting Agreement with ONE Director.

Director David P. Feaster served as the CEO, President, and a director of Cornerstone Community Bank at the time of its merger with the Bank in 2016. From 2016 until his retirement in August 2019, Mr. Feaster served as the Bank’s Florida Market President. Upon his retirement as an employee, Mr. Feaster and the Bank entered into a consulting agreement whereby Mr. Feaster has provided consulting services on an independent contractor basis related to the Bank’s operations in Florida. In exchange for the consulting services, the Bank makes monthly payments to Mr. Feaster of $5,000, plus expenses and monthly dues to a Florida country club. Beginning January 31, 2020, the agreement provides for automatic monthly extensions, subject to termination on 30-days’ notice. Mr. Feaster became a Director of the Bank in September 2019 and a Director of Republic in April 2020. For a description of Director fees, see the narrative at “Director Compensation.” During 2022, the Bank paid Mr. Feaster an aggregate of $124,825 for his services as a consultant and Director of the Bank and Company. Upon the termination of the consulting services or at such time as the consulting services decline below a certain level of time commitment, Mr. Feaster is entitled to benefits under a nonqualified supplemental executive retirement benefits agreement under which he began accruing benefits beginning in 2009 while employed by Cornerstone Community Bank.

Relationships with Directors.

There are no additional relationships with Republic Directors, Bank Directors, or the Director Nominees not described in this section or the subsection of this proxy statement titled “Committees of the Company’s Board.”

Indebtedness of Directors, Director Nominees, Executive Officers, and Principal Shareholders.

There is no absolute prohibition on personal loans to Directors, Director Nominees, or Executive Officers of insured depository institutions. However, Federal banking laws require that all loans or extensions of credit by the Bank to the Company’s or the Bank’s Executive Officers, Directors, and Director Nominees be made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. These loans must be of a type generally made available to the Company’s employees or the public at large. In addition, if required by Regulation O, loans made to Executive Officers, Directors, and Director Nominees must be approved in advance by a majority of the disinterested members of the Board of Directors.

During 2022, Directors, Director Nominees, and Executive Officers of Republic and the Bank and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with the Bank. All loans included in such transactions were made in the ordinary course of business, were generally available to the public, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loan transactions with other persons not related to the lender, which loans did not involve more than the normal risk of collectability or present other unfavorable features as per Regulation S-K Item 404(a) Instruction 4(c).

Split Dollar Insurance Agreement.

By an agreement dated December 14, 1989, as amended August 8, 1994, the Bank entered into a split-dollar insurance agreement with a trust established by the Company’s deceased former Chairman, Bernard M. Trager, which agreement the trust assigned to MAKBE, LLC in 2016. Pursuant to the agreement, from 1989 through 2002, the Bank paid $690,000 in total annual premiums on insurance policies held in the trust. The policies are joint-life policies payable upon the death of Ms. Jean S. Trager, as the survivor of her husband Bernard M. Trager. The cash surrender value of the policies was approximately $1.8 million as of December 31, 2022.

66	Republic Bancorp, Inc.

Pursuant to the terms of the trust, the Bank paid the premiums for the policies held in the trust. In connection with the assignment of, among other assets of the trust, the indebtedness of the trust to MAKBE, LLC, the beneficiaries of the trust will each receive the proceeds of the policies after the repayment of the $690,000 of indebtedness to the Bank. The aggregate amount of such unreimbursed premiums constitutes indebtedness from MAKBE, LLC to the Bank and is secured by a collateral assignment of the policies. As of December 31, 2022, the net death benefit under the policies was approximately $4.5 million. Upon the termination of the agreement, whether by the death of Ms. Trager or earlier cancellation, the Bank is entitled to be repaid by MAKBE, LLC the amount of indebtedness outstanding at that time. In July 2018, MAKBE, LLC began making quarterly payments in the amount of $25,000 to the Bank towards the liability. As of December 31, 2022, the amount owed by MAKBE, LLC to the Bank is $240,000.

2023 PROXY STATEMENT	67

SOLICITATION OF PROXIES

The cost of solicitation of proxies hereby will be borne by Republic. Some of Republic’s Directors and Executive Officers who will receive no additional compensation may solicit proxies in person and by telephone, electronic media, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries, and custodians who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

68	Republic Bancorp, Inc.

PROPOSAL TWO: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Recommendation of Republic’s Board of Directors	The Board of Directors recommends that shareholders vote “FOR” the approval, on an advisory basis, of the compensation of its Named Executive Officers, as disclosed in this proxy statement.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act enable our shareholders to vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as described below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation program through the following resolution:

“RESOLVED, that the shareholders of Republic Bancorp, Inc. approve the compensation of the named executive officers of Republic Bancorp, Inc. set forth in the executive compensation tables and any related disclosures in this proxy statement.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of Republic’s named executive officers and the compensation philosophy, policies, and practices described in this proxy statement. As discussed in this proxy statement, a primary objective of Republic’s executive compensation program is to attract and retain a talented management team and provide them with the right incentives to execute our strategic objectives while maximizing Republic’s shareholders’ investment in the Company. Republic seeks to accomplish this goal in a way that rewards performance and is aligned with Republic’s shareholders’ long-term interests. Republic believes that its executive compensation program satisfies our compensation objectives.

As an advisory vote, this proposal is not binding on us and should not be construed as overruling any decision of Republic’s board of directors or Compensation Committee. However, Republic’s Compensation Committee, which is responsible for designing and administering its executive compensation program, values the opinions expressed by shareholders in their vote on this proposal. If there are a significant number of negative votes, Republic will seek to understand the concerns that influenced the vote and intends to address them in making future compensation decisions.

Shareholder Approval

If a quorum is present, this Proposal 2 will be approved if the votes cast for the non-binding advisory vote on the compensation of our named executive officers exceed the votes cast against.

2023 PROXY STATEMENT	69

PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF future advisory votes on the compensation of our named executive officers

Recommendation of Republic’s Board of Directors

The Board of Directors recommends that shareholders vote “FOR” the option of “Every Two Years” as the frequency with which shareholders are provided an advisory vote on the compensation of its Named Executive Officers included in the Company’s proxy statement.

The Dodd-Frank Act and Section 14A of the Exchange Act require that Republic’s shareholders have the opportunity to recommend how frequently Republic should provide for an advisory vote on the compensation of its named executive officers (i.e., the “Say-on-Pay” votes), as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this proposal, shareholders may indicate whether they would prefer that an advisory vote on the compensation of Republic’s named executive officers occur every one, two, or three years.

This advisory vote is commonly referred to as a “Say-on-Frequency” vote. Republic is required to give its shareholders a “Say-on-Frequency” vote no less than once every six years. Republic last conducted a “Say-on-Frequency” vote at its 2017 annual meeting of shareholders. At the 2017 annual meeting of shareholders, the shareholders voted in favor of holding “Say-on-Pay” votes every other year and the Board adopted this standard.

Republic believes that an every other year vote gives shareholders the opportunity to react promptly to emerging trends in compensation and to provide feedback before those trends become pronounced over time, while also giving the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions every two years in light of ongoing shareholder feedback. Accordingly, the Board recommends that shareholders vote in favor of holding future advisory votes on named executive officer compensation on an every other year basis.

Shareholders have the opportunity to vote in favor of conducting future advisory votes on named executive officer compensation every one, two, or three years, or they may abstain from voting on the proposal. The option that receives the highest number of votes will be deemed to have been selected by Republic’s shareholders.

The Board will take into account the outcome of this vote when considering how frequently to provide for an advisory vote on named executive officer compensation in the future. However, because this vote is advisory and not binding on us or the Board, the Board may decide that it is in our best interests and the best interests of Republic’s shareholders to select a frequency for future advisory votes on named executive officer compensation that differs from the option that is recommended by Republic’s shareholders pursuant to the preceding paragraph.

Shareholder Approval

The option that receives the highest number of votes will be deemed to have been selected by our shareholders. An abstention will have no effect on the outcome of the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner and broker non-votes will have no effect on the vote.

70	Republic Bancorp, Inc.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Recommendation of Republic’s Board of Directors	The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Crowe LLP as the Company’s independent registered public accounting firm for 2023.

As previously approved by the Audit Committee, Crowe LLP was selected to serve as Republic’s independent registered public accounting firm and auditors for the fiscal year ending December 31, 2023. On behalf of Republic’s Board of Directors, the Audit Committee of the Board retained Crowe LLP to audit the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for 2023. Crowe LLP was chosen based on its performance in prior years, its responsiveness, technical expertise, and the appropriateness of fees charged.

Crowe LLP has served as Republic’s independent registered public accounting firm since the 1996 fiscal year. The Company’s independent registered public accounting firm leases space from Jaytee-Springhurst, LLC, a limited liability company whose managing members are Steven E. Trager and MAKBE, LLC, a limited liability company whose managing members are the children and nephews of Steven E. Trager. The Company and Crowe LLP have determined that such leases constitute arm’s length transactions and comply with all applicable independence standards. Crowe LLP representatives are expected to attend the 2023 Annual Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.

The Company is asking its shareholders to ratify the selection of Crowe LLP as the Company’s independent registered public accounting firm for 2023. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of Crowe LLP to the Company’s shareholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Republic and its shareholders.

	AUDIT FEE TABLE
Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees

2022	$509,500	$5,000	$—	$90,400
2021	$502,500	$—	$—	$82,850

The Audit Committee has approved all services provided by Crowe LLP during 2022. Additional details describing the services provided in the categories in the above table are as follows:

2023 PROXY STATEMENT	71

Audit Fees

Crowe LLP charged $509,500 in fiscal year 2022 and $502,500 in fiscal year 2021 for audit fees. These include professional services in connection with the audit of the Company’s annual financial statements and its internal control over financial reporting. They also include reviews of the Company’s financial statements included in the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years shown.

Audit Related Fees

Fees for audit-related services provided by Crowe LLP in 2022, as disclosed in the above “Audit Fee Table,” primarily include assistance with the review of various accounting standards. For 2022, there were $5,000 in audit related fees for review of discontinued operations disclosures, and there were no audit related fees in 2021.

All Other Fees

Fees for all other services provided by Crowe LLP, as disclosed in the above “Audit Fee Table,” relate to a 401(k) benefit plan audit, a mandated U.S. Department of Housing and Urban Development (HUD) Federal Housing Administration (FHA) compliance audit, and fees associated with the Company’s participation in an insurance captive in 2022 and 2021.

The Audit Committee of the Board of Directors has determined that the provision of the services covered under the caption “Audit Related Fees” above is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee before the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

72	Republic Bancorp, Inc.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who want to communicate in writing with the Board of Directors, or specified Directors individually, may send proposed communications to Republic’s Corporate Secretary at 601 West Market Street, Louisville, Kentucky 40202. The proposed communication will be reviewed by the Audit Committee and the General Counsel. If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, and is directly applicable to the business of Republic, it is expected that the communication will receive favorable consideration for presentation to the Board of Directors or appropriate Director(s).

2023 PROXY STATEMENT	73

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as specified in this proxy statement. If, however, any other matters should properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

74	Republic Bancorp, Inc.

SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy statement for the 2024 annual meeting of Republic shareholders, shareholders who desire to present proposals at such meeting must forward them in writing to the Secretary of Republic so that they are received at 601 West Market Street, Louisville, Kentucky 40202 no later than November 11, 2023. Such proposals must comply with SEC requirements related to the inclusion of shareholder proposals in company-sponsored proxy materials. Any notice of a proposal submitted outside the process of Securities Exchange Act Rule 14a-8 that a shareholder intends to bring at Republic’s 2024 Annual Meeting of Shareholders should be submitted by January 21, 2024, and the proxies that Republic solicits for its 2024 annual meeting of shareholders will confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that Annual Meeting. Shareholder proposals submitted after January 21, 2024 will be considered untimely. In accordance with Republic’s Bylaws, shareholders must provide advance notice of director nominations to be made at the 2024 annual meeting of Republic shareholders no later than January 21, 2024.

2023 PROXY STATEMENT	75

ANNUAL REPORT

Republic’s 2022 Annual Report on Form 10-K, with certain exhibits, is enclosed with this proxy statement. The 2022 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

Any shareholder who wishes to obtain a copy, without charge, of Republic’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, which includes financial statements and financial statement schedules, and is required to be filed with the Securities and Exchange Commission, may contact Kevin Sipes, Chief Financial Officer, at 601 West Market Street, Louisville, Kentucky 40202.

BY ORDER OF THE BOARD OF DIRECTORS

Steven E. Trager,
Executive Chair and Chief Executive Officer

Louisville, Kentucky
March 10, 2023

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by submitting your proxy in advance of the meeting using one of the methods described earlier in this proxy statement under “VOTING.”

76	Republic Bancorp, Inc.

Thanks, as always, for your
continued support.

Republic Bancorp, Inc. Republic Corporate Center 601 West Market Street Louisville, KY 40202 (502) 584-3600 republicbank.com	Investor Relations Mr. Kevin D. Sipes (502) 560-8628 ksipes@republicbank.com	Transfer Agent Computershare Investor Services 462 S 4th St Suite 1600 Louisville, KY 40202 (312) 588-4990

3. To, on an advisory basis, vote on the frequency of holding an advisory vote on the compensation of our Named Executive Officers. 1 Year 2 Years 3 Years Abstain 01 - David P. Feaster 04 - Timothy S. Huval 07 - George Nichols, III 02 - Jennifer N. Green 05 - Ernest W. Marshall, Jr. 08 - W. Kennett Oyler, III 03 - Heather V. Howell 06 - W. Patrick Mulloy, II For Withhold For Withhold For Withhold 1UPX 09 - Logan M. Pichel 10 - Vidya Ravichandran 11 - Michael T. Rust 12 - Susan Stout Tamme 13 - A. Scott Trager 14 - Steven E. Trager 15 - Andrew Trager-Kusman 16 - Mark A. Vogt Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03QYVD + + A Proposals — The Board recommends a vote FOR all Director nominees in Proposal 1 and FOR Proposals 2 and 4 and for every 2 YEARS on Proposal 3. 2. To, on an advisory basis, vote on the compensation of our Named Executive Officers. 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card 4. Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023. You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/RBCAA or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/RBCAA Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RBCAA Proxy Solicited by Board of Directors for Annual Meeting of Shareholders – April 20, 2023 Susan Stout Tamme and Mark A. Vogt (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Republic Bancorp, Inc. to be held on April 20, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 4 and for every 2 YEARS on Proposal 3. For participants in the Republic Bancorp 401(k) Retirement Plan (the “Plan”), the Plan Trustee shall vote the shares for which it has not received voting direction from the Plan participants utilizing the same voting percentages derived from the Plan participants who did direct how their shares are to be voted. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Republic Bancorp, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. The 2023 Annual Meeting of Shareholders of Republic Bancorp, Inc. will be held on Thursday, April 20, 2023, 10:00 A.M. Eastern Daylight Time, Republic Bank Building, 9600 Brownsboro Road, Louisville, Kentucky 40241